                                                                   Exhibit 10.20

                                                                [EXECUTION COPY]




                     CLASS B CERTIFICATE PURCHASE AGREEMENT

                          Dated as of November 6, 2002

                                      among

                        PRIME II RECEIVABLES CORPORATION,
                                 as Transferor,

                                    FDS BANK,
                                  as Servicer,

                     THE CLASS B PURCHASERS PARTIES HERETO,

                                       and

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                        as Agent and Administrative Agent

SECTION 1.     DEFINITIONS................................................     1

      1.1   DEFINITIONS...................................................     1

SECTION 2.     AMOUNT AND TERMS OF COMMITMENTS............................    10

      2.1   PURCHASES.....................................................    10

      2.2   REDUCTIONS AND INCREASES OF COMMITMENTS.......................    13

      2.3   FEES, EXPENSES, PAYMENTS, Etc.................................    15

      2.4   REQUIREMENTS OF LAW...........................................    16

      2.5   TAXES.........................................................    18

      2.6   NON-RECOURSE..................................................    20

      2.7   INDEMNIFICATION...............................................    22

      2.8   TERMINATION EVENTS............................................    23

SECTION 3.     CONDITIONS PRECEDENT.......................................    24

      3.1   CONDITION TO INITIAL PURCHASE.................................    24

      3.2   CONDITION TO ADDITIONAL PURCHASES.............................    25

SECTION 4.     REPRESENTATIONS AND WARRANTIES.............................    26

      4.1   REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR..............    26

      4.2   REPRESENTATIONS AND WARRANTIES OF FDSB........................    28

      4.3   REPRESENTATIONS AND WARRANTIES OF THE AGENT AND THE COMMITTED
            CLASS B PURCHASERS............................................    30

SECTION 5.     COVENANTS..................................................    30

      5.1   COVENANTS OF THE TRANSFEROR AND FDSB..........................    30

SECTION 6.     MUTUAL COVENANTS REGARDING CONFIDENTIALITY.................    34

      6.1   COVENANTS OF TRANSFEROR, ETC..................................    34

      6.2   COVENANTS OF CLASS B PURCHASERS...............................    34

SECTION 7.     THE AGENTS.................................................    35

      7.1   APPOINTMENT...................................................    35

      7.2   DELEGATION OF DUTIES..........................................    36

      7.3   EXCULPATORY PROVISIONS........................................    36

      7.4   RELIANCE BY AGENT.............................................    37

      7.5   NOTICES.......................................................    37

      7.6   NON-RELIANCE ON AGENT AND OTHER CLASS B PURCHASERS............    37

      7.7   INDEMNIFICATION...............................................    38

      7.8   AGENTS IN THEIR INDIVIDUAL CAPACITIES.........................    38

      7.9   SUCCESSOR AGENT...............................................    39

SECTION 8.     SECURITIES LAWS; TRANSFERS; TAX TREATMENT..................    39

      8.1   TRANSFERS OF CLASS B CERTIFICATES.............................    39

      8.2   TAX CHARACTERIZATION OF THE CLASS B CERTIFICATES..............    45

SECTION 9.     MISCELLANEOUS..............................................    45

      9.1   AMENDMENTS AND WAIVERS........................................    45

      9.2   NOTICES.......................................................    45

      9.3   NO WAIVER; CUMULATIVE REMEDIES................................    47

      9.4   SUCCESSORS AND ASSIGNS........................................    47

      9.5   SUCCESSORS TO SERVICER........................................    48

      9.6   COUNTERPARTS..................................................    49

      9.7   SEVERABILITY..................................................    49

      9.8   INTEGRATION...................................................    49

      9.9   GOVERNING LAW.................................................    49

      9.10  TERMINATION...................................................    49

      9.11  ACTION BY SERVICER............................................    49

      9.12  LIMITED RECOURSE; NO PROCEEDINGS..............................    50

      9.13  SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................    51

      9.14  SUBMISSION TO JURISDICTION; WAIVERS...........................    51

      9.15  WAIVERS OF JURY TRIAL.........................................    51

      9.16  EXCULPATION OF STRUCTURED PURCHASER, THE AGENT AND THE
            ADMINISTRATIVE AGENT..........................................    52

      9.17  FURTHER ASSURANCES............................................    52

                                LIST OF EXHIBITS

EXHIBIT A............     Form of Investment Letter
EXHIBIT B............     Form of Joinder Supplement
EXHIBIT C............     Form of Transfer Supplement

            CLASS B CERTIFICATE PURCHASE AGREEMENT, dated as of November 6, 2002, by and among PRIME II RECEIVABLES CORPORATION, a Delaware corporation ("PRIME II RECEIVABLES CORPORATION"), as Transferor (the "TRANSFEROR"), FDS BANK ("FDSB"), a federal thrift institution organized and existing under the federal laws of the United States, successor in interest to FDS National Bank, as Servicer (the "SERVICER"), the CLASS B PURCHASERS from time to time parties hereto and BANK ONE, NA (MAIN OFFICE CHICAGO), a banking corporation organized under the federal laws of the United States of America, as Agent for the Class B Purchasers (in such capacity, the "AGENT") and as Administrative Agent for the Class A Purchasers and the Class B Purchasers (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

            WHEREAS, Prime II Receivables Corporation, as Transferor, FDSB, as Servicer, and the Trustee are parties to a certain Pooling and Servicing Agreement, dated as of January 22, 1997 (as the same may from time to time be amended or otherwise modified, the "MASTER POOLING AND SERVICING AGREEMENT"), and a Series 2002-1 Variable Funding Supplement thereto, dated as of November 6, 2002 (as the same may from time to time be amended or otherwise modified, the "SUPPLEMENT" and, together with the Master Pooling and Servicing Agreement, the "POOLING AND SERVICING AGREEMENT");

            WHEREAS, the Trust proposes to issue its Class A Variable Funding Certificates, Series 2002-1 (the "CLASS A CERTIFICATES") and its Class B Variable Funding Certificates, Series 2002-1 (the "CLASS B CERTIFICATES" and, together with the Class A Certificates, the "SERIES 2002-1 VARIABLE FUNDING CERTIFICATES") pursuant to the Pooling and Servicing Agreement;

            WHEREAS, the Trust also proposes to issue its Class C Certificates, Series 2002-1 (the "CLASS C CERTIFICATES" and, together with the Series 2002-1 Variable Funding Certificates, the "SERIES 2002-1 CERTIFICATES") pursuant to the Pooling and Servicing Agreement; and

            WHEREAS, the Class B Purchasers are willing to purchase the Class B Certificates on the Closing Date and are willing (but, in the case of each Noncommitted Class B Purchaser, are not obligated) from time to time thereafter to purchase VFC Additional Class B Invested Amounts thereunder on the terms and conditions provided for herein;

            NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

            SECTION 1. DEFINITIONS

            1.1 DEFINITIONS. All capitalized terms used herein as defined terms and not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement. Each capitalized term defined herein shall relate only to the Series 2002-1 Certificates and to no other Series of Certificates issued by the Trust.

            "ACCRUAL PERIOD" means each period from (and including) each Distribution Date to (but excluding) the following Distribution Date, provided that the initial Accrual Period hereunder means the period from (and including) the date of the purchase of the Class B Certificate hereunder to (but excluding) the following Distribution Date.

            "ACT" has the meaning specified in subsection 2.7(a) of this Agreement.

            "ADJUSTED EURODOLLAR RATE" for any Fixed Period shall mean the rate per annum equal to the sum of (i) (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in United States dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Fixed Period, and having a maturity equal to such Fixed Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Adjusted Eurodollar Rate for the relevant Fixed Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in United States dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Fixed Period, and having a maturity equal to such Fixed Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Adjusted Eurodollar Rate for the relevant Fixed Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in United States dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Fixed Period, in the approximate amount to be funded at the Adjusted Eurodollar Rate and having a maturity equal to such Fixed Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Fixed Period. The Adjusted Eurodollar Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

            "AFFECTED PARTY" shall mean, with respect to any Structured Purchaser, any Support Bank of such Structured Purchaser.

            "AGENT" shall mean Bank One, in its capacity as Agent for the Class B Purchasers, or any successor agent hereunder.

            "AGENT BASE RATE" shall mean, for any day, the rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

            "AGREEMENT" shall mean this Class B Certificate Purchase Agreement, as amended, modified or otherwise supplemented from time to time.

            "ALTERNATE RATE" shall mean, for any Fixed Period with respect to the portion of the Class B Investor Principal Balance owed to a Committed Class B Purchaser or Support Bank, an interest rate per annum equal to 0.75% per annum above the Adjusted

Eurodollar Rate for such Fixed Period; PROVIDED, HOWEVER, that in the case of
(i) any Fixed Period on or prior to the date on which such Committed Class B Purchaser or Support Bank shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful for such Committed Class B Purchaser (or, in the case of a Structured Purchaser, for any Support Bank or other entity providing funds to such Structured Purchaser at an interest rate determined by reference to the Adjusted Eurodollar Rate or a similar rate) to fund such portion of the Class B Investor Principal Balance at the Alternate Rate described above (and such Committed Class B Purchaser or Support Bank shall not have subsequently notified the Agent that such circumstances no longer exist), (ii) any Fixed Period of less than 30 days, or (iii) any Fixed Period applicable to a portion of the Class B Investor Principal Balance of less than $100,000 in the aggregate owed to all Class B Purchasers, the "ALTERNATE RATE" for such Fixed Period for such Committed Class B Purchaser or Support Bank shall be a variable interest rate per annum equal to the Agent Base Rate from time to time in effect during such Fixed Period.

            "ASSIGNEE" and "ASSIGNMENT" have the respective meanings specified in subsection 8.1(e) of this Agreement.

            "BANK ONE" shall mean Bank One, NA (Main Office Chicago), a banking corporation organized under the federal laws of the United States of America.

            "BUSINESS DAY" means any day on which (i) banks are not authorized or required to close in New York City or Chicago, Illinois and The Depository Trust Company of New York is open for business and (ii) if such term is used in connection with the Adjusted Eurodollar Rate, dealings in dollar deposits are carried out in the London interbank market.

            "CLASS B CERTIFICATES" has the meaning specified in the recitals to this Agreement.

            "CLASS B FEE LETTER" shall mean that certain letter agreement, designated therein as the Series 2002-1 Class B Fee Letter and dated as of the date hereof, among the Agent, the Transferor and the Servicer, as such letter agreement may be amended or otherwise modified from time to time.

            "CLASS B INVESTOR PRINCIPAL BALANCE" shall mean, when used with respect to any Business Day, an aggregate amount equal to (a) the Class B Initial Invested Amount, PLUS (b) the aggregate VFC Additional Class B Invested Amounts purchased by the Class B Certificateholders through the end of the preceding Business Day pursuant to Section 6.15 of the Pooling and Servicing Agreement, MINUS (c) the aggregate amount of principal payments made to the Class B Certificateholders prior to such Business Day.

            "CLASS B OWNERS" shall mean, with respect to any Class B Certificate held by the Agent hereunder for the benefit of Class B Purchasers, the owners of the Class B Invested Amount represented by such Class B Certificate as reflected on the books of the Agent in accordance with this Agreement.

            "CLASS B PROGRAM FEE" shall mean the ongoing fees payable to the Agent or the Class B Purchasers in the amounts and on the dates set forth in the Class B Fee Letter.

            "CLASS B REPAYMENT AMOUNT" shall mean the sum of all amounts payable with respect to the principal amount of the Class B Certificates and interest on the Class B Certificates and all other amounts (other than amounts payable pursuant to subsection 2.3(b) or (c), the last sentence of subsection 2.6(a) and
Section 2.7 hereof unless such amounts are not paid by the Servicer pursuant to this Agreement) owing to the Class B Purchasers hereunder.

            "CLASS C CERTIFICATES" has the meaning specified in the recitals to this Agreement.

            "CLOSING DATE" shall mean November 6, 2002.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

            "COMMERCIAL PAPER" means promissory notes of a Structured Purchaser issued by the Structured Purchaser in the commercial paper market.

            "COMMERCIAL PAPER COSTS" means, for each day, the sum of (i) the discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of breakage funding costs payable to the Structured Purchaser pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if the Transferor shall request any VFC Additional Class B Invested Amount during any period of time determined by the Agent in its sole discretion to result in incrementally higher Commercial Paper Costs applicable to such VFC Additional Class B Invested Amount, the principal of any such VFC Additional Class B Invested Amount shall, during such period, be deemed to be funded by the Structured Purchaser in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional Commercial Paper Costs applicable only to such special pool and charged each day during such period against such VFC Additional Class B Invested Amount.

            "COMMITTED CLASS B PURCHASER" shall mean (i) Bank One, (ii) any other Class B Purchaser which has a Commitment, as set forth, in the case of any initial Class B Purchaser, on its signature page hereto, and otherwise, in its respective Joinder Supplement and (iii) any Assignee of such Class B Purchaser to the extent of the portion of such Commitment assumed by such Assignee pursuant to its respective Transfer Supplement.

            "COMMITMENT" shall mean, for any Committed Class B Purchaser, the maximum amount of such Committed Class B Purchaser's commitment to purchase a portion the

Class B Invested Amount, as set forth, in the case of any initial Class B Purchaser, on its signature page hereto, and otherwise, in the Joinder Supplement or the Transfer Supplement by which such Committed Class B Purchaser became a party to this Agreement or assumed the Commitment (or a portion thereof) of another Committed Class B Purchaser, as such amount may be adjusted from time to time pursuant to Transfer Supplement(s) executed by such Committed Class B Purchaser and its Assignee and delivered pursuant to Section 8.1 of this Agreement or pursuant to Section 2.2 of this Agreement.

            "COMMITMENT EXPIRATION DATE" shall mean, for a Committed Class B Purchaser, the date set forth, in the case of any initial Class B Purchaser, on its signature page hereto, and otherwise, in the Joinder Supplement or the Transfer Supplement by which such Committed Class B Purchaser became a party to this Agreement or assumed the Commitment (or a portion thereof) of another Committed Class B Purchaser, as such date may be extended from time to time by mutual agreement of all Class B Purchasers, the Agent and the Transferor.

            "COMMITMENT PERCENTAGE" shall mean, for a Committed Class B Purchaser, such Class B Purchaser's Commitment as a percentage of the aggregate Commitments of all Committed Class B Purchasers.

            "DEFAULTING PURCHASER" has the meaning specified in subsection 2.1(e) of this Agreement.

            "DISCOUNT RATE" shall mean the Alternate Rate or the Agent Base Rate, as applicable.

            "DOWNGRADED PURCHASER" has the meaning specified in subsection 8.1(k) of this Agreement.

            "DUE PERIOD" shall mean, with respect to a Distribution Date, (i) as to a Structured Purchaser, the Accrual Period immediately preceding such Distribution Date and (ii) as to a Support Bank, the entire Fixed Period in which such Distribution Date occurs.

            "ELIGIBLE ASSIGNEE" shall mean Bank One and, with the consent of the Agent and the Transferor (such consent not to be unreasonably withheld), each other liquidity provider or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent.

            "EXCLUDED TAXES" has the meaning specified in subsection 2.5(a) of this Agreement.

            "FDSB" has the meaning specified in the preamble to this Agreement.

            "FIXED PERIOD" shall mean with respect to any Class B Purchaser and any portion of the Class B Investor Principal Balance owed to such Class B
Purchaser:

            (a) if Yield for such Class B Investor Principal Balance is calculated on the basis of the Adjusted Eurodollar Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Transferor, commencing on a Business

Day selected by the Transferor or the Agent pursuant to this Agreement. Such Fixed Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Fixed Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Fixed Period shall end on the last Business Day of such succeeding month; or

            (b) if Yield for such Class B Investor Principal Balance is calculated on the basis of the Agent Base Rate, a period commencing on a Business Day selected by the Transferor and agreed to by the Agent, provided no such period shall exceed one month.

            If any Fixed Period would end on a day which is not a Business Day, such Fixed Period shall end on the next succeeding Business Day, provided, however, that in the case of Fixed Periods corresponding to the Adjusted Eurodollar Rate, if such next succeeding Business Day falls in a new month, such Fixed Period shall end on the immediately preceding Business Day. In the case of any Fixed Period for any Class B Investor Principal Balance which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Fixed Period shall end on the Termination Date. The duration of each Fixed Period which commences after the Termination Date shall be of such duration as selected by the Agent.

            "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "INDEMNITEE" has the meaning specified in subsection 2.7(a) of this Agreement.

            "INDEMNIFYING PARTY" has the meaning specified in subsection 2.7(b) of this Agreement.

            "INVESTING OFFICE" shall mean for Bank One and Jupiter, the office designated for Bank One in Section 9.2 of this Agreement, and, for any other Class B Purchaser, the office of any Class B Purchaser (if any) designated as such, in the case of any other initial Class B Purchaser, in its Joinder Supplement and, in the case of any Assignee, in the related Transfer Supplement, and thereafter, such other office of such Class B Purchaser or such Assignee which shall be a beneficial holder of a portion of the Class B Certificate as may be designated in writing to the Agent, the Transferor, the Servicer and the Trustee by such Class B Purchaser or Assignee.

            "INVESTMENT LETTER" has the meaning specified in subsection 8.1(a) of this Agreement.

            "JOINDER SUPPLEMENT" has the meaning specified in subsection 2.2(d) of this Agreement.

            "JUPITER" shall mean Jupiter Securitization Corporation, a corporation organized under the laws of the State of Delaware.

            "LIQUIDITY AGREEMENT" shall mean any agreement entered into by any Support Bank providing for the issuance of one or more letters of credit for the account of any Structured Purchaser, the issuance of one or more surety bonds for which any Structured Purchaser is obligated to reimburse the applicable Support Bank for any drawings thereunder, the sale by any Structured Purchaser to any Support Bank of an interest in any Class B Certificate and/or the making of loans and/or other extensions of credit to any Structured Purchaser in connection with such Structured Purchaser's securitization program (whether for liquidity or credit enhancement support), together with any letter of credit, surety bond or other instrument issued thereunder.

            "LIQUIDATION DAY" shall mean, for any Class B Purchaser and any portion of the Class B Investor Principal Balance owed to such Purchaser, any day other than the last day of such Class B Purchaser's Fixed Period applicable to such portion of the Class B Investor Principal Balance (without taking into account any shortened duration of such Fixed Period pursuant to clause (iv) of the definition thereof), on which a reduction of such portion of the Class B Investor Principal Balance occurs.

            "LIQUIDATION FEE" shall mean, for any Class B Purchaser and for any Liquidation Day, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued during the current Fixed Period on the portion of the Class B Investor Principal Balance owed to such Purchaser which is reduced on such day, exceeds
(ii) the income, if any, received by such Class B Purchaser from investing the proceeds of such reduction of the Class B Investor Principal Balance.

            "LIQUIDITY PUT" shall mean, with respect to a Structured Purchaser, that such Structured Purchaser, pursuant to its Liquidity Agreement, has sold to one or more Support Banks an interest in such Structured Purchaser's interest in the Class B Certificates funded or maintained by such Structured Purchaser at the time of such sale.

            "MASTER POOLING AND SERVICING AGREEMENT" has the meaning specified in the recitals to this Agreement.

            "MOODY'S" shall mean Moody's Investors Service, Inc.

            "NONCOMMITTED CLASS B PURCHASER" shall mean Jupiter and any other Class B Purchaser which is not a Committed Class B Purchaser.

            "NONCOMMITTED PURCHASER PERCENTAGE" shall mean for each Class B Purchaser which is not a Committed Class B Purchaser, the percentage set forth, in the case of the initial Noncommitted Class B Purchaser, on its signature page hereto, and otherwise in its Joinder Supplement or the Transfer Supplement by which such Class B Purchaser became a party to this Agreement, as such percentage may be adjusted from time to time pursuant to Transfer Supplement(s) executed by such Class B Purchaser and any Assignee and delivered pursuant to
Section 8.1 of this Agreement.

            "NONDEFAULTING PURCHASER" has the meaning specified in subsection 2.1(e) of this Agreement.

            "PARTICIPANT" has the meaning specified in subsection 8.1(d) of this Agreement.

            "PARTICIPATION" has the meaning specified in subsection 8.1(d) of the Agreement.

            "PERCENTAGE INTEREST" shall mean, for a Class B Purchaser, (a) the sum of (i) the portion of the Class B Initial Invested Amount (if any) purchased by such Class B Purchaser, PLUS (ii) the aggregate VFC Additional Class B Invested Amounts (if any) purchased by such Class B Purchaser through the end of the preceding Business Day pursuant to Section 6.15 of the Pooling and Servicing Agreement, PLUS (iii) any portion of the Class B Investor Principal Balance acquired by such Class B Purchaser as an Assignee from another Class B Purchaser pursuant to a Transfer Supplement executed and delivered pursuant to Section 8.1 of this Agreement, MINUS (iv) the aggregate amount of principal payments made to such Class B Purchaser prior to such Business Day, MINUS (v) any portion of the Class B Investor Principal Balance assigned by such Class B Purchaser to an Assignee pursuant to a Transfer Supplement executed and delivered pursuant to
Section 8.1 of this Agreement, as a percentage of (b) the aggregate Class B Investor Principal Balance.

            "POOLED COMMERCIAL PAPER" means Commercial Paper notes of the Structured Purchaser subject to any particular pooling arrangement by such Structured Purchaser, but excluding Commercial Paper issued by such Structured Purchaser for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Structured Purchaser.

            "POOLING AND SERVICING AGREEMENT" has the meaning specified in the recitals to this Agreement.

            "PURCHASE DATE" shall mean the Closing Date and each date on which a purchase of a VFC Additional Class B Invested Amount is to occur in accordance with Section 6.15 of the Pooling and Servicing Agreement and Section 2.1 hereof.

            "RATING AGENCY" shall mean each of Moody's and Standard & Poor's.

            "REDUCTION AMOUNT" has the meaning specified in subsection 2.6(a) of this Agreement.

            "REGULATORY CHANGE" shall mean, as to each Class B Purchaser, any change occurring after, in the case of Bank One and Jupiter, the Closing Date, and in the case of any other Class B Purchaser, the date of the execution and delivery of the Joinder Supplement or the Transfer Supplement by which it became party to this Agreement; in the case of a Participant, the date on which its Participation became effective or, in the case of an Affected Party, the date it became such an Affected Party, in any (or the adoption after such date of any new):

            (i) United States Federal or state law or foreign law applicable to such Class B Purchaser, Affected Party or Participant; or

            (ii) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to such Class B Purchaser, Affected Party or Participant of any court or other judicial authority or any Governmental Authority charged with the interpretation or administration of any law referred to in clause (i) or of any fiscal, monetary or other authority or central bank having jurisdiction over such Class B Purchaser, Affected Party or Participant.

            "RELATED DOCUMENTS" shall mean, collectively, this Agreement (including the Class B Fee Letter and all Joinder Supplements and Transfer Supplements), the Master Pooling and Servicing Agreement, the Supplement, the Series 2002-1 Certificates and the Receivables Purchase Agreement.

            "REPLACEMENT PURCHASER" has the meaning specified in subsection 2.4(c) of this Agreement.

            "REQUIRED CLASS B OWNERS" shall mean, at any time, Class B Purchasers having Percentage Interests aggregating at least 50.1%.

            "REQUIRED CLASS B PURCHASERS" shall mean, at any time, Committed Class B Purchasers having Commitments aggregating at least 50.1% of the aggregate Commitments of all Committed Class B Purchasers.

            "REQUIREMENT OF LAW" shall mean, as to any Person, any law, treaty, rule, directive or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

            "RESERVE ACCOUNT INCREASE NOTICE" shall mean a notice delivered by the Administrative Agent in accordance with Section 2.8 hereof.

            "SERIES 2002-1 VARIABLE FUNDING CERTIFICATES" has the meaning specified in the recitals to this Agreement.

            "SERVICER" has the meaning specified in the preamble to this Agreement.

            "STANDARD & POOR'S" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "STRUCTURED PURCHASER" shall mean Jupiter and any other Class B Purchaser whose principal business consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and which is required by any nationally recognized rating agency which is rating such securities to obtain from its principal debtors an agreement such as that set forth in subsection 9.12(b) of this Agreement in order to maintain such rating.

            "SUPPLEMENT" has the meaning specified in the recitals to this Agreement.

            "SUPPORT BANK" shall mean Bank One and any other bank or other financial institution in its respective capacity as an institution extending or having a commitment to extend funds to or for the account of any Structured Purchaser (including by agreement to purchase an assignment of, or participation in Class B Certificates) under a liquidity or credit support agreement which relates to this Agreement.

            "TAXES" has the meaning specified in subsection 2.5(a) of this Agreement.

            "TERMINATION DATE" shall mean the Amortization Period Commencement Date.

            "TERMINATION EVENT" has the meaning specified in Section 2.8 hereof.

            "TRANSFER" has the meaning specified in subsection 8.1(c) of this Agreement.

            "TRANSFER SUPPLEMENT" has the meaning specified in subsection 8.1(e) of this Agreement.

            "TRANSFEROR" has the meaning specified in the preamble to this Agreement.

            "TRUST" shall mean the Prime Credit Card Master Trust II.

            "TRUSTEE" shall mean JPMorgan Chase Bank, a banking corporation organized and existing under the laws of the State of New York, successor in interest to The Chase Manhattan Bank, in its capacity as Trustee under the Pooling and Servicing Agreement, together with its successors in such capacity.

            "WRITTEN" or "IN WRITING" (and other variations thereof) shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

            "YIELD" shall mean, for each Due Period, an amount equal to the product of the applicable Discount Rate multiplied by the Class B Invested Amount owing to the Committed Class B Purchasers for each day elapsed during such Due Period, on a basis of 360 days if the Discount Rate is the Adjusted Eurodollar Rate or 365 days or 366 days, as applicable, if the Discount Rate is the Agent Base Rate.

            SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 PURCHASES. (a) On and subject to the terms and conditions of this Agreement, each Noncommitted Class B Purchaser which is a party hereto on the Closing Date, severally, agrees to acquire its Noncommitted Purchaser Percentage of the Class B Certificates on the Closing Date for a purchase price equal to its Noncommitted Purchaser Percentage of the Initial Class B Invested Amount, which shall not be less than $62,500, and each Committed Class B Purchaser which is a party hereto on the Closing Date, severally, agrees to acquire its Commitment Percentage of the Class B Certificates not so acquired by Noncommitted Class B Purchasers on the Closing Date for a purchase price equal to the portion of the Initial Class B Invested Amount represented thereby on the Closing Date. Such purchase price shall be made available to the Transferor, subject to the satisfaction of the conditions specified in Section 3 hereof, at or prior to 12:00 noon Chicago time on the Closing Date, at an account of the Transferor specified in writing by the Transferor to the Agent in funds immediately available to the Transferor. The Class B Purchasers hereby direct that the Class B Certificates be registered in the name of the Agent, on behalf of the Class B Owners from time to time hereunder.

                  (b) On and subject to the terms and conditions of this Agreement and prior to the Termination Date, (i) each Noncommitted Class B Purchaser may purchase its Noncommitted Purchaser Percentage of any VFC Additional Class B Invested Amount offered for purchase by the Transferor pursuant to Section 6.15 of the Pooling and Servicing Agreement in an amount of not less than $62,500, and (ii) each Committed Class B Purchaser, severally, agrees to purchase a portion of such VFC Additional Class B Invested Amount which is not purchased by Noncommitted Class B Purchasers pursuant to clause (i) in an amount equal to the lesser of (A) its Commitment Percentage thereof, or
(B) the excess of its Commitment over its Percentage Interest of the Class B Investor Principal Balance (determined prior to giving effect to such purchase), in either case for a purchase price equal to the VFC Additional Class B Invested Amount so purchased. Such purchase price shall be made available to the Trustee in immediately available funds, for the account of the Transferor, subject to the satisfaction of the conditions specified in Section 3 hereof, at or prior to 12:00 noon Chicago time on the applicable Purchase Date specified pursuant to subsection 2.1(c), for deposit in the Proceeds Account held by the Trustee pursuant to the Supplement. Each Noncommitted Class B Purchaser which is a Structured Purchaser confirms by becoming a party to this Agreement that, subject to the terms and conditions of this Agreement, it currently intends (but is under no obligation) to purchase its Noncommitted Purchaser Percentage of any VFC Additional Class B Invested Amount offered for purchase by the Transferor pursuant to Section 6.15 of the Pooling and Servicing Agreement to the extent that, at the time of such purchase, it is permitted and able in the ordinary course of its business to issue commercial paper which is rated not lower than the respective ratings assigned by Moody's and Standard & Poor's on the date on which such Structured Purchaser became a Class B Purchaser (without increasing or otherwise modifying any letter of credit or other enhancement provided to such Structured Purchaser or any liquidity support provided to such Structured Purchaser by Affected Parties) in sufficient amounts fully to fund such purchase.

                  (c) (i) The purchase of the Initial Class B Invested Amount shall be made on prior notice from the Transferor to the Agent received by the Agent not later than 6:00 a.m. Chicago time on the Closing Date, and each purchase of any VFC Additional Class B Invested Amount on the applicable Purchase Date shall be made on prior notice from the Transferor to the Agent received by the Agent not later than 3:00 p.m. Chicago time on the Business Day immediately preceding such Purchase Date. Each such notice shall be irrevocable and shall specify (A) the aggregate VFC Additional Class B Invested Amount to be purchased, (B) the applicable Purchase Date (which shall be a Business Day), and
(C) the desired duration of the initial Fixed Period, if applicable, for the Class B Investor Principal Balance of each applicable Purchaser. The Agent shall promptly forward a copy of such notice to each Class B Purchaser. In the case of the purchase of a VFC Additional Class B Invested Amount, each Noncommitted Class B Purchaser shall notify the Agent by 4:00 p.m., Chicago time, on the Business Day immediately preceding the applicable Purchase Date whether it has determined to make such purchase and, if so, whether all of the terms specified by the Transferor are acceptable to such Noncommitted Class B Purchaser. In the event that a Noncommitted Class B Purchaser shall not have timely provided such notice, it shall be deemed to have determined not to make such purchase. The Agent shall notify the Transferor and each Committed Class B Purchaser on or prior to 6:00 a.m., Chicago time, on the applicable Purchase Date of whether each Noncommitted Class B Purchaser has so determined to purchase its share of such VFC Additional Class B Invested Amount and, in the event that Noncommitted Class B Purchasers have not determined to purchase the entire VFC Additional Class B Invested Amount, the Agent shall specify in such notice (A) the portion of the VFC Additional Class B Invested Amount to be purchased by each Committed Class B Purchaser, (B) the applicable Purchase Date (which shall be a Business Day), and (C) the duration of the initial Fixed Period for the Class B Investor Principal Balance of each Committed Class B Purchaser.

                        (ii) The Discount Rate and related Fixed Periods for the
            Class B Invested Amounts funded or maintained by the Support Bank shall be selected as follows: Transferor shall by 11:00 a.m. (Chicago time), at least three (3) Business Days prior to the commencement of any Fixed Period with respect to which the Alternate Rate is applicable as a new Discount Rate and, at least one (1) Business Day prior to the commencement of any Fixed Period with respect to which the Agent Base Rate is applicable as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate and the length of the associated Fixed Period. Until Transferor gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Class B Invested Amount transferred to the Support Bank shall be the Agent Base Rate. If the Support Bank acquires by assignment from Jupiter any Class B Invested Amount, such Class B Invested Amount shall be deemed to be allocated to a new Fixed Period commencing on the date of any such assignment.

                        (iii) Commercial Paper Costs will accrue each day on a
            pro rata basis, based upon the percentage share the Class B Investor Principal Balance represents in relation to all assets held by the Structured Purchaser and funded substantially with Pooled Commercial Paper.

                  (d) In no event may the Transferor offer any VFC Additional Class B Invested Amount for purchase hereunder or under Section 6.15 of the Pooling and Servicing Agreement, nor shall any Committed Class B Purchaser be obligated to purchase any VFC Additional Class B Invested Amount, to the extent that such VFC Additional Class B Invested Amount, when aggregated with the Class B Investor Principal Balance determined prior to giving effect to the issuance thereof, would exceed the aggregate Commitments.

                  (e) In the event that one or more Committed Class B Purchasers (the "DEFAULTING PURCHASERS") fails to fund its Committed Percentage of any purchase of a VFC Additional Class B Invested Amount by 12:00 p.m. noon, Chicago time, on the applicable Purchase Date and the Servicer shall have notified the Agent of such failure by not later than 12:30 p.m., Chicago time, on such Purchase Date, the Agent shall so notify each of the other Committed Class B Purchasers (the "NONDEFAULTING PURCHASERS") not later than 1:30 p.m., Chicago time, on such Purchase Date, and each Nondefaulting Purchaser shall, subject to the satisfaction of the conditions specified in Section 3 hereof, purchase a portion of the aggregate VFC Additional Class B Invested Amount which was to be purchased by the

Defaulting Purchasers equal to the lesser of (i) its Commitment Percentage thereof as a percentage of the aggregate Commitment Percentages of all Nondefaulting Purchasers, and (ii) the excess of its Commitment over its Percentage Interest of the Class B Investor Principal Balance (determined prior to giving effect to such purchase), in either case for a purchase price equal to the VFC Additional Class B Invested Amount so purchased, by making such purchase price available to the Trustee for the account of the Transferor at or prior to 4:00 p.m., Chicago time, on such Purchase Date for deposit in the Proceeds Account in immediately available funds. No such purchase by Nondefaulting Purchasers shall relieve any Defaulting Purchaser of its obligations to make purchases hereunder, and each Defaulting Purchaser shall from and after the applicable Purchase Date be obligated to purchase the portion of any VFC Additional Class B Invested Amount which such Defaulting Purchaser was required to purchase hereunder and which was purchased by a Nondefaulting Purchaser from such Nondefaulting Purchaser at a purchase price equal to (i) the portion of the Class B Investor Principal Balance represented thereby, plus (ii) accrued and unpaid interest thereon at the applicable Class B Certificate Rate, plus (iii) an amount calculated at the rate of 1.0% per annum from the applicable Purchase Date for such VFC Additional Class B Invested Amount through the date of such purchase by the Defaulting Purchaser. The Transferor shall have the right to replace any Defaulting Purchaser hereunder with a Replacement Purchaser, and the Agent, acting at the request of the Required Class B Purchasers, shall have the right to replace such Defaulting Purchaser with a Replacement Purchaser which is an Eligible Assignee or is otherwise reasonably acceptable to the Transferor; PROVIDED, that (x) such replacement shall not affect the Defaulting Purchaser's right to receive any amounts otherwise owed to it hereunder, when and as the same would have been due and payable without regard to such replacement (subject to the rights of the other parties hereto with respect to such Defaulting Purchaser), and (y) such Replacement Purchaser shall, concurrently with its becoming a Committed Class B Purchaser hereunder, purchase the portion of any VFC Additional Class B Invested Amount at the time required to be purchased by the Defaulting Purchaser pursuant to the preceding sentence for a purchase price equal to (i) the portion of the Class B Investor Principal Balance represented thereby, plus (ii) accrued and unpaid interest thereon at the applicable Class B Certificate Rate; PROVIDED FURTHER, that upon any such replacement and purchase by a Replacement Purchaser, any amounts owing to Nondefaulting Purchasers by such Defaulting Purchaser under clause (iii) of the preceding sentence shall remain an obligation of such Defaulting Purchaser.

                  (f) The Class B Certificates shall be paid as provided in the Pooling and Servicing Agreement. The Agent shall allocate each payment in reduction of the Class B Investor Principal Balance to the Class B Owners pro rata based on their respective Percentage Interests, and shall allocate each payment of Class B Interest for any Business Day to the Class B Owners pro rata based on the Yield or Commercial Paper Costs, as applicable, on such Class B Owner's portion of the Class B Investor Principal Balance for such Business Day. Amounts so allocated by the Agent shall be distributed by the Agent to the respective Class B Owners when and as received by the Agent from the Trust.

            2.2 REDUCTIONS AND INCREASES OF COMMITMENTS. (a) At any time the Transferor may, upon at least five Business Days' prior written notice to the Agent, terminate in whole or reduce in part the portion of the Commitments which exceed the then outstanding Class B Investor Principal Balance (after adjustments thereto occurring on the date of such termination or reduction). Each such partial reduction shall be in an aggregate amount of

$1,250,000 or integral multiples thereof. On the Termination Date, the aggregate Commitments shall automatically reduce to an amount equal to the Class B Investor Principal Balance on such day, and on each Business Day thereafter shall be further reduced by an amount equal to the reduction in the Class B Investor Principal Balance (if any) on such day. Reductions of the aggregate Commitments pursuant to this subsection 2.2(a) shall be allocated to the pro rata to the Commitments of each Committed Class B Purchaser based on its respective Commitment Percentage.

                  (b) The Transferor may, upon at least two Business Days' prior written notice to the Agent, terminate in whole or reduce in part the Commitment of any Defaulting Purchaser or Downgraded Purchaser to an amount not less than such Class A Purchaser's Percentage Interest of the Class A Investor Principal Balance. Each such partial reduction shall be in an aggregate amount of $125,000 or integral multiples thereof. No such termination of reduction shall relieve such Defaulting Purchaser of its obligations to Nondefaulting Purchasers pursuant to subsection 2.1(e) hereof.

                  (c) The aggregate Commitments of the Committed Class B Purchasers may be increased from time to time through the increase of the Commitment of one or more Committed Class B Purchasers; PROVIDED, HOWEVER, that no such increase shall have become effective unless (i) the Agent and the Transferor shall have given their written consent thereto, (ii) such increasing Committed Class B Purchaser shall have entered into an appropriate amendment or supplement to this Agreement reflecting such increased Commitment and (iii) such conditions, if any, as the Agent shall have required in connection with its consent (including, without limitation, the delivery of legal opinions with respect to such Committed Class B Purchaser, the agreement of such Committed Class B Purchaser to become a Support Bank for one or more Structured Purchasers having a support commitment corresponding to its Commitment hereunder and approvals from the Rating Agency) shall have been satisfied. The Transferor may also increase the aggregate Commitments of the Committed Class B Purchasers from time to time by adding additional Committed Class B Purchasers in accordance with subsection 2.2(d).

                  (d) Subject to the provisions of subsections 8.1(a) and 8.1(b) applicable to initial purchasers of Class B Certificates, a Person having short-term credit ratings of not lower than P-1 from Moody's and A-1 from Standard & Poor's may from time to time with the written consent of the Agent and the Transferor become a party to this Agreement as an initial or an additional Noncommitted Class B Purchaser or an initial or an additional Committed Class B Purchaser by (i) delivering to the Transferor an Investment Letter and (ii) entering into an agreement substantially in the form attached hereto as EXHIBIT B hereto (a "JOINDER SUPPLEMENT"), with the Agent and the Transferor, acknowledged by the Servicer, which shall specify (A) the name and address of such Person for purposes of Section 9.2 hereof, (B) whether such Person will be a Noncommitted Class B Purchaser or Committed Class B Purchaser and, if such Person will be a Committed Class B Purchaser, its Commitment, and
(C) the other information provided for in such form of Joinder Supplement. Upon its receipt of a duly executed Joinder Supplement, the Agent shall on the effective date determined pursuant thereto give notice of such effectiveness to the Transferor, the Servicer and the Trustee, and the Servicer will provide notice thereof to each Rating Agency (if required). If, at the time the effectiveness of the Joinder Supplement for an additional Committed Class B Purchaser, the other Committed

Class B Purchasers are Class B Owners, it shall be a condition to such effectiveness that such additional Committed Class B Purchaser purchase from each other Class B Purchaser an interest in the Class B Certificates in an amount equal to (i) such other Class B Purchaser's Percentage Interest of the Class B Investor Principal Balance, times (ii) a fraction, the numerator of which equals the Commitment of such additional Class B Purchaser, and the denominator of which equals the aggregate Commitments of the Class B Purchasers (determined after giving effect to the additional Commitment of the additional Class B Purchaser as set forth in such Joinder Supplement), for a purchase price equal to the portion of the Class B Investor Principal Balance purchased.

            2.3 FEES, EXPENSES, PAYMENTS, ETC. (a) Subject to the provisions of subsection 9.12(a) hereof, the Transferor agrees to pay to the Agent for the account of the Class B Purchasers the fees set forth in the Class B Fee Letter at the times specified therein.

                  (b) Subject to the provisions of subsection 9.12(a) hereof in the case of the Transferor, the Transferor and FDSB, jointly and severally, shall be obligated to pay on demand to (i) the Agent and the initial Class B Purchasers all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including any requested amendments, waivers or consents of any of the Related Documents) of this Agreement, and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and each of the initial Class B Purchasers with respect thereto and (ii) the Agent and each Class B Purchaser, all reasonable costs and expenses, if any, in connection with the enforcement of any of the Related Documents, and the other documents delivered thereunder or in connection therewith.

                  (c) Subject to the provisions of subsection 9.12(a) hereof in the case of the Transferor, the Transferor and FDSB, jointly and severally, shall be obligated to pay on demand any and all stamp and other taxes (other than Taxes covered by Section 2.5 and Excluded Taxes) and fees payable in connection with the execution, delivery, filing and recording of this Agreement, the Class B Certificates, any of the other Related Documents or the other documents and agreements to be delivered hereunder and thereunder, and agree to save each Class B Purchaser and the Agent harmless from and against any liabilities with respect to or resulting from any delay by the Transferor or FDSB in paying or omission to pay such taxes and fees.

                  (d) Yield calculated by reference to the Adjusted Eurodollar Rate shall be calculated on the basis of a 360-day year for the actual days elapsed. Any Yield or interest accruing at the Agent Base Rate shall be calculated on the basis of a 365- or 366-day year, as applicable, for the actual days elapsed. Fees or other periodic amounts payable hereunder shall be calculated, unless otherwise specified in the Class B Fee Letter, on the basis of a 360-day year and for the actual days elapsed.

                  (e) Each determination of Yield and Commercial Paper Costs by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Class B Purchasers, the Transferor, the Servicer and the Trustee in the absence of manifest error.

                  (f) All payments to be made hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:30 p.m., Chicago time, on the due date thereof to the Agent's account specified in subsection 9.2(b) hereof, in United States dollars and in immediately available funds. Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and interest shall accrue thereon at the applicable rate during such extension. To the extent that (i) the Trustee, FDSB, the Transferor or the Servicer makes a payment to the Agent or a Class B Purchaser or (ii) the Agent or a Class B Purchaser receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or Federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Agent or the Class B Purchaser, as the case may be.

                  (g) Subject to the terms and conditions of this Agreement and the Supplement, the Transferor may decrease the Class B Investor Principal Balance in whole or in part on any Business Day by giving the Agent prior written notice of such decrease no later than 3:00 p.m. (Chicago time) on (i) the Business Day immediately preceding the Business Day on which such decrease shall occur with respect to decreases of less than $25,000,000 and (ii) the second Business Day immediately preceding the Business Day on which such decrease shall occur with respect to decreases equal to or greater than $25,000,000.

            2.4 REQUIREMENTS OF LAW. (a) In the event that any Class B Purchaser shall have reasonably determined that any Regulatory Change shall:

                        (i) subject such Class B Purchaser to any tax of any
            kind whatsoever with respect to this Agreement, its Commitment or its beneficial interest in the Class B Certificates, or change the basis of taxation of payments in respect thereof (except for Taxes covered by Section 2.5 and taxes included in the definition of Excluded Taxes in subsection 2.5(a) and changes in the rate of tax on the overall net income of such Class B Purchaser); or

                        (ii) impose, modify or hold applicable any reserve,
            special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, such Class B Purchaser;

and the result of any of the foregoing is to increase the cost to such Class B Purchaser, by an amount which such Class B Purchaser, in its reasonable judgment, deems to be material, of maintaining its Commitment or its beneficial interest in the Class B Certificates or to reduce any amount receivable in respect thereof, THEN, in any such case, after submission by such Class B Purchaser to the Agent of a written request therefor and the submission by the Agent to the Transferor, the Trustee and the Servicer of such written request therefor, (subject to subsection

9.12(a) hereof) the Transferor shall pay to the Agent for the account of such Class B Purchaser any additional amounts necessary to compensate such Class B Purchaser for such increased cost or reduced amount receivable, together with interest on each such amount from the day which is ten Business Days after the date such request for compensation under this subsection 2.4(a) is received by the Transferor until payment in full thereof (after as well as before judgment) at the Agent Base Rate in effect from time to time.

                  (b) In the event that any Class B Purchaser shall have reasonably determined that any Regulatory Change regarding capital adequacy has the effect of reducing the rate of return on such Class B Purchaser's capital or on the capital of any corporation controlling such Class B Purchaser as a consequence of its obligations hereunder or its maintenance of its Commitment or its beneficial interest in the Class B Certificates to a level below that which such Class B Purchaser or such corporation could have achieved but for such Regulatory Change (taking into consideration such Class B Purchaser's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Class B Purchaser to be material, THEN, from time to time, after submission by such Class B Purchaser to the Agent of a written request therefor and submission by the Agent to the Transferor and the Servicer of such written request therefor, (subject to subsection 9.12(a) hereof) the Transferor shall pay to the Agent for the account of such Class B Purchaser such additional amount or amounts as will compensate such Class B Purchaser for such reduction, together with interest on each such amount from the day which is ten Business Days after the date such request for compensation under this subsection 2.4(b) is received by the Transferor until payment in full thereof (after as well as before judgment) at the Agent Base Rate in effect from time to time.

                  (c) Each Class B Purchaser agrees that it shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to subsections 2.4(a) and 2.4(b), including but not limited to designating a different Investing Office for its Class B Certificates (or any interest therein) if such designation will avoid the need for, or reduce the amount of, any increased amounts referred to in subsection 2.4(a) or 2.4(b) and will not, in the reasonable opinion of such Class B Purchaser, be disadvantageous to such Class B Purchaser or inconsistent with its policies or result in an unreimbursed cost or expense to such Class B Purchaser or in an increase in the aggregate amount payable under both subsections 2.4(a) and 2.4(b). If any increased amounts referred to in subsection 2.4(a) or 2.4(b) shall not be eliminated or reduced by the designation of a different Investing Office and payment thereof hereunder shall not be waived by such Class B Purchaser, the Transferor shall have the right to replace such Class B Purchaser hereunder with a new purchaser reasonably acceptable to the Agent ("REPLACEMENT PURCHASER") that shall succeed to the rights of such Class B Purchaser under this Agreement and such Class B Purchaser shall assign its beneficial interest in the Class B Certificates to such Replacement Purchaser in accordance with the provisions of Section 8.1, PROVIDED, that (i) such Class B Purchaser shall not be replaced hereunder with a new investor until such Class B Purchaser has been paid in full its Percentage Interest of the Class B Investor Principal Balance and all accrued and unpaid Yield (including any Liquidation Fee determined for the replacement date) thereon by such new investor and all other amounts (including all amounts owing under this Section 2.4) owed to it pursuant to this Agreement and (ii) if the Class B Purchaser to be replaced is the Agent or the Administrative Agent or, unless the Agent and the Administrative Agent otherwise agree, a Structured Purchaser sponsored or administered by the Administrative Agent or the Agent (in its individual capacity), a replacement Agent or

Administrative Agent, as the case may be, shall have been appointed in accordance with Section 7.9 and the Agent or Administrative Agent, as the case may be, to be replaced shall have been paid all amounts owing to it as Agent or Administrative Agent, as the case may be, pursuant to this Agreement; PROVIDED, FURTHER, that the Transferor shall provide such Class B Purchaser with an Officer's Certificate stating that such new investor is not subject to, or has agreed not to seek, such increased amount.

                  (d) Each Class B Purchaser claiming increased amounts described in subsection 2.4(a) or 2.4(b) will furnish to the Agent (together with its request for compensation) a certificate setting forth any actions taken by such Class B Purchaser to reduce or eliminate such increased amounts pursuant to subsection 2.4(c) and the basis and the calculation of the amount (in reasonable detail) of each request by such Class B Purchaser for any such increased amounts referred to in subsection 2.4(a) or 2.4(b), such certificate to be conclusive as to the factual information set forth therein absent manifest error.

            2.5 TAXES. (a) All payments made to the Class B Purchasers or the Agent under this Agreement and the Pooling and Servicing Agreement (including all amounts payable with respect to the Class B Certificates) shall, to the extent allowed by law, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, "TAXES"), excluding (i) income taxes (including, without limitation, branch profit taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on or measured by net income), franchise taxes (to the extent imposed in lieu of net income taxes), or any other taxes based on or measured by the net income of the Class B Purchaser, in each case imposed on the Class B Purchaser or the Agent as a result of a present or former connection between the Class B Purchaser or the Agent and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority therein or thereof (other than a connection that arises solely from the Class B Purchaser's or the Agent's receipt of a payment under or enforcement of its rights under this Agreement or the Pooling and Servicing Agreement, or the Agent's execution, delivery and performance of this Agreement or the Pooling and Servicing Agreement); (ii) any Taxes that would not have been imposed but for the failure of such Class B Purchaser or the Agent, as applicable, to comply with subsection 2.5(c) hereof;
(iii) any Taxes imposed as a result of a change by any Class B Purchaser of the Investing Office (other than changes mandated by this Agreement, including subsection 2.4(c) hereof, or required by law); and (iv) any Taxes imposed as a result of the Transfer by any Class B Purchaser of its interest hereunder other than in accordance with Section 8.1 (all such excluded taxes being hereinafter called "EXCLUDED TAXES"). If any Taxes, other than Excluded Taxes, are required to be withheld from any amounts payable to a Class B Purchaser or the Agent hereunder or under the Pooling and Servicing Agreement, THEN: (i) the amounts payable to the Class B Purchaser or the Agent under this Agreement or the Pooling and Servicing Agreement shall be increased by the amount necessary so that after making all required withholdings (including withholdings applicable to additional amounts payable under this subsection 2.5(a)), the Class B Purchaser or the Agent receives interest or any other amounts payable under this Agreement or the Pooling and Servicing Agreement at the rates or in the amounts specified in this Agreement and the Pooling and Servicing Agreement; (ii) the Servicer shall direct the Trustee to, and the Trustee shall, make such withholdings; and (iii) the Servicer shall direct the

Trustee to, and the Trustee shall, pay the full amount withheld to the relevant taxing authority in accordance with applicable law. Whenever any Taxes are payable on or with respect to amounts distributed to a Class B Purchaser or the Agent, as promptly as possible thereafter the Servicer shall send to the Agent, on behalf of such Class B Purchaser (if applicable), a certified copy of an original official receipt showing payment thereof or if a certified copy cannot be obtained, other evidence of payment reasonably acceptable to the Class B Purchaser or the Agent. If the Trustee, upon the direction of the Servicer, fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, on behalf of such Class B Purchaser (if applicable), the required receipts or other required documentary evidence, subject to subsection 9.12(a), the Transferor shall pay to the Agent on behalf of such Class B Purchaser or for its own account, as applicable, any incremental Taxes, interest or penalties that may become payable by such Class B Purchaser or the Agent, as applicable, as a result of any such failure. If any increased amounts payable under this subsection 2.5(a) shall not be waived by the applicable Class B Purchaser, the Transferor shall have the right to replace the Class B Purchaser hereunder with a Replacement Purchaser that will succeed to the rights of such Class B Purchaser under this Agreement; PROVIDED, that (i) such Class B Purchaser shall not be replaced hereunder with a new investor until such Class B Purchaser has been paid in full its Percentage Interest of the Class B Investor Principal Balance and all accrued and unpaid Yield (including any Liquidation Fee determined for the replacement date) thereon and all other amounts (including all amounts owing under this Section 2.5) owed to it pursuant to this Agreement and (ii) if the Class B Purchaser to be replaced is the Agent or Administrative Agent, or, unless the Agent and the Administrative Agent otherwise agree, a Structured Purchaser sponsored or administered by the Administrative Agent or the Agent (in its individual capacity), a replacement Agent or Administrative Agent, as the case may be, shall have been appointed in accordance with Section 7.9 and the Agent or Administrative Agent, as the case may be, to be replaced shall have been paid all amounts owing to it as Agent or Administrative Agent, as the case may be, pursuant to this Agreement; PROVIDED, FURTHER, that the Transferor shall provide such Class B Purchaser with an Officer's Certificate stating that such new investor is not subject to such Taxes or that such new investor is subject to a lesser amount of Taxes than the Class B Purchaser.

                  (b) A Class B Purchaser claiming increased amounts under subsection 2.5(a) for Taxes paid or payable by such Class B Purchaser (or the Agent for its own account) will furnish to the Agent who will furnish to the Transferor and the Servicer a certificate, setting forth the basis and amount of each request by such Class B Purchaser for such Taxes, such certificate to be conclusive as to the factual information set forth therein absent manifest error. All such amounts shall be due and payable to the Agent on behalf of such Class B Purchaser or for its own account, as the case may be, on the succeeding Distribution Date following receipt by the Transferor or the Servicer of such certificate at least 10 days prior to such Distribution Date, in each case if then incurred by such Class B Purchaser and otherwise shall be due and payable on the following Distribution Date (or, if earlier, on the Series 2002-1 Termination Date).

                  (c) Each Class B Purchaser and each Participant holding an interest in Class B Certificates agrees that prior to the date on which the first interest payment hereunder is due thereto, it will deliver to the Agent, the Servicer and the Trustee (i) if such Class B Purchaser or Participant is not organized under the laws of the United States or any State thereof, two duly completed copies of the U.S. Internal Revenue Service Form W-8ECI or successor applicable forms required to evidence that the Class B Purchaser's or Participant's income from this

Agreement or the Class B Certificates is "effectively connected" with the conduct of a trade or business in the United States as the case may be or (ii) if such Class B Purchaser or Participant is organized under the laws of the United States or any State thereof and is not an "exempt recipient" as defined in Treasury Regulations section 1.6049-4(c), a U.S. Internal Revenue Service Form W-9 or successor applicable form required to evidence such Class B Purchaser's or Participant's entitlement to an exemption from United States backup withholding tax. Each Class B Purchaser or Participant holding an interest in Class B Certificates also agrees to deliver to the Agent, the Servicer and the Trustee two further copies of said Form W-8ECI or W-9, or such successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Agent, the Servicer and the Trustee, and such extensions or renewals thereof as may reasonably be requested by the Agent or the Servicer, unless in any such case, solely as a result of a change in treaty, law or regulation occurring prior to the date on which any such delivery would otherwise be required, and assuming that Section 1446 of the Code does not apply, the Class B Purchaser or the Participant is no longer eligible to deliver the then-applicable form set forth above. Each Class B Purchaser certifies, represents and warrants and each Participant acquiring an interest in a Class B Certificate or Class B Purchaser which is an Assignee shall certify, represent and warrant as a condition of acquiring its Participation or beneficial interest in the Class B Certificates (x) that its income from this Agreement or the Class B Certificates is effectively connected with a United States trade or business and (y) that it is entitled to an exemption from United States backup withholding tax. Further, each Class B Purchaser covenants and each Participant acquiring an interest in a Class B Certificate shall covenant that for so long as it shall hold such Participation or Class B Certificates it shall be held in such manner that the income therefrom shall be effectively connected with the conduct of a United States trade or business. The Agent, the Servicer and the Trustee shall be entitled to withhold or cause such withholding, and additional amounts in respect of Taxes need not be paid to a Class B Purchaser or Participant in the event of a breach of the certifications, representations, warranties or covenants set forth in this subsection 2.5(c) by such Class B Purchaser or Participant.

                  (d) In the event that any Class B Purchaser or Participant holding an interest in Class B Certificates shall breach the certifications, representations, warranties or covenants set forth in this Section 2.5, the Transferor shall have the right to replace such Class B Purchaser or such Participant's lead Class B Purchaser hereunder with a Replacement Purchaser that shall succeed to the rights of such Class B Purchaser under this Agreement and, subject to compliance with the provisos to the last sentence of subsection 2.5(a), such Class B Purchaser shall assign its interest in this Agent and any Class B Certificates owned by it to such Replacement Purchaser in accordance with the provisions of Section 8.1.

            2.6 NON-RECOURSE. (a) Except to the extent provided in this Section 2.6, the obligation to repay the Class B Repayment Amount shall be without recourse to the Transferor, the Servicer (or any Person acting on behalf of any of them), the Holder of the Exchangeable Transferor Certificate, the Trust (except to the extent specifically provided for herein or in the Pooling and Servicing Agreement), the Trustee, the Certificateholders or any Affiliate of any of them, and shall be limited solely to amounts payable to the Series 2002-1 Certificateholders under the Pooling and Servicing Agreement. To the extent that such amounts are insufficient to pay the Class B

Repayment Amount, the obligation to pay the Class B Repayment Amount shall not constitute a claim against the Transferor, the Servicer (or any Person acting on behalf of any of them), the Holder of the Exchangeable Transferor Certificate, the Trust (except to the extent specifically provided for herein or in the Pooling and Servicing Agreement), the Trustee, the Certificateholders or any Affiliate of any of them. Notwithstanding anything to the contrary contained herein, if the Transferor or the Servicer shall fail to make any payment, deposit or transfer relating to the Series 2002-1 Certificates required to be made pursuant to the Pooling and Servicing Agreement and, as a result of such failure, the amount available to be applied to the Class B Certificates pursuant to the Pooling and Servicing Agreement is reduced to an amount which is less than the amount which otherwise would have been available had such payment, deposit or transfer been made (the amount of any such reduction hereinafter referred to as a "REDUCTION AMOUNT"), the Transferor or the Servicer, as the case may be, shall repay the Class B Investor Principal Balance, together with interest due thereon in accordance with the Pooling and Servicing Agreement, to the extent of (i) such Reduction Amount and (ii) interest on the portion of the Class B Investor Charge-Offs, if any, which results from the existence of any Reduction Amount at the Agent Base Rate plus 2.00% per annum.

                  (b) Subject to and without limiting the foregoing provisions of this Section 2.6, the obligations of the Transferor and the Servicer under this Agreement shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, irrespective of any of the following circumstances:

                        (i) any lack of validity or enforceability of this
            Agreement, the Pooling and Servicing Agreement, the Series 2002-1 Certificates or the Supplement;

                        (ii) any amendment to or waiver of, or consent to or
            departure from, this Agreement, the Series 2002-1 Certificates, the Pooling and Servicing Agreement or the Supplement, unless agreed to by the Required Class B Owners and the Required Class B Purchasers or all the Class B Owners and the Required Class B Purchasers if required hereunder;

                        (iii) the existence of any claim, setoff, defense or
            other right which the Transferor, the Servicer or the Trustee may have at any time against each other, the Agent, the Administrative Agent or any Class B Purchaser, as the case may be, or any other Person, whether in connection with this Agreement, the Class B Certificates, the Pooling and Servicing Agreement or any unrelated transactions;

                        (iv) the bankruptcy or insolvency of the Trust or with
            respect to any party jointly and severally liable with another party hereto, of such other party; or

                        (v) any other circumstances or happening whatsoever,
            whether or not similar to any of the foregoing; PROVIDED, that, with respect to obligations owing to any Class B Purchaser, the same shall not have constituted gross negligence or willful misconduct of such Class B Purchaser.

            2.7 INDEMNIFICATION. (a) Subject to subsection 9.12(a) hereof in the case of the Transferor, the Transferor and FDSB, jointly and severally, agree to indemnify and hold harmless the Agent, the Administrative Agent and each Class B Purchaser and any directors, officers, employees, attorneys, auditors or accountants of such Agent, the Administrative Agent or Class B Purchaser (each such person being referred to as an "INDEMNITEE") from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which such Indemnitee may incur (or which may be claimed against such Indemnitee) by reason of or in connection with the execution and delivery of, or payment under, this Agreement, the Pooling and Servicing Agreement, the Series 2002-1 Certificates, except (i) to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct or gross negligence of such Indemnitee, (ii) to the extent that any such claim, damage, loss, liability, cost or expense relates to any Excluded Taxes, (iii) to the extent that any such claim, damage, loss, liability, cost or expense relates to disclosure made by the Agent or a Class B Purchaser in connection with an Assignment or Participation pursuant to Section 8.1 of this Agreement which disclosure is not based on information given to the Agent by or on behalf of the Transferor, the Servicer or the Trustee or (iv) to the extent that such claim, damage, loss, liability, cost or expense includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy, or lack of creditworthiness of the related Obligor. The foregoing indemnity shall include any claims, damages, losses, liabilities, costs or expenses to which any such Indemnitee may become subject under the Securities Act of 1933, as amended (the "ACT"), the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, or other federal or state law or regulation arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any disclosure document relating to the Class B Certificates or the Class A Certificates, or any amendments thereof or supplements thereto or arising out of, or based upon, the omission or the alleged omission to state a material fact necessary to make the statements therein or any amendment thereof or supplement thereto, in light of the circumstances in which they were made, not misleading.

                  (b) Promptly after the receipt by an Indemnitee of a notice of the commencement of any action against an Indemnitee, such Indemnitee will notify the Agent and the Agent will, if a claim in respect thereof is to be made against the Transferor pursuant to subsection 2.7(a) (the "INDEMNIFYING PARTY"), notify the Indemnifying Party in writing of the commencement thereof; but the omission so to notify such party will not relieve such party from any liability which it may have to such Indemnitee pursuant to subsection 2.7(a). Upon receipt of such notice, the Indemnifying Party shall assume the defense of such action or proceeding, including the employment of counsel satisfactory to the Indemnitee in its reasonable judgment and the payment of all related expenses. Each Indemnitee shall have the right to employ separate counsel in any such action or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at its own expense unless (a) the Indemnifying Party shall have failed to assume or continue to defend such action or proceeding, (b) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnitee and either the Transferor or another person or entity that may be entitled to indemnification from the Transferor (by virtue of this Agreement or otherwise) and such Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to such Indemnitee which are different from or additional to those available to the Transferor or such other party or shall otherwise have reasonably determined that the co-representation would present such counsel with a conflict of interest, or (c) the

Indemnifying Party and the Indemnitee shall have mutually agreed to the retention of separate counsel. Anything contained in this Agreement to the contrary notwithstanding, the Transferor shall not be entitled to assume the defense of any part of a Third Party Claim that specifically seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee.

            2.8 TERMINATION EVENTS. In the event that any one or more of the following (each, a "TERMINATION EVENT") shall have occurred:

                  (a) the failure of the Transferor, the Servicer or the Trustee to make a deposit, payment or withdrawal required hereunder or under any Related Document (determined without regard to the failure of the Servicer to deliver any statement or certificate required hereunder or under the Supplement in order for such deposit, payment or withdrawal to be made) when and as required and such failure continues for five Business Days; PROVIDED that the failure of the Transferor to make additional payments pursuant to subsection 2.4(a) or 2.4(b) or Section 2.5 hereof shall not constitute a Termination Event unless such failure continues after the last Business Day of the Monthly Period which follows the Monthly Period in which the Transferor received a request for such payment pursuant to such subsection;

                  (b) any representation or warranty made herein, in any Related Document or in connection with this Agreement by the Transferor, the Servicer or the Trustee shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of sixty (60) days after receipt of written notice thereof, requiring the same to be remedied, by the Transferors and the Servicer from the Agent and as a result the interests of the Class B Purchasers or any other them are and continue to be materially and adversely affected;

                  (c) the failure by the Transferor or the Servicer or, if such failure is reasonably expected to have a material adverse effect on the Class B Investors, by the Trustee, to duly observe or perform any term or provision of this Agreement or in any Related Document (except as described in clause (a) above) which is not cured within 60 days after written notice of such failure is given to the defaulting party by the Agent;

                  (d) the occurrence (whether occurring before or after the commencement of an Amortization Period) of a Trust Pay Out Event, a Series 2002-1 Pay Out Event or a Servicer Default, or the occurrence of an event or condition which would be a Trust Pay Out Event, a Series 2002-1 Pay Out Event or a Servicer Default but for a waiver of or failure to declare or determine such event by the Certificateholders or the Trustee; or

                  (e) the Commitment Expiration Date;

THEN, in the event of a Termination Event described in any of clauses (a) through (d) above, in addition to any other rights or remedies of the Class B Purchasers hereunder or under any Related Documents, (A) the Administrative Agent, at the direction of the Required Class B Owners and of the Required Class B Purchasers (and without regard to whether a similar direction shall have been given pursuant to the Class A Certificate Purchase Agreement) in their discretion, shall deliver a Reserve Account Increase Notice to the Servicer as contemplated by the Supplement, and/or (B) the Administrative Agent, at the direction of the Required Class B Owners and of the Required Class B Purchasers (and without regard to whether a similar direction shall have been given pursuant to the Class A Certificate Purchase Agreement) in their discretion, shall deliver a notice to the Trustee and the Servicer that such Termination Event has occurred and directing that such Termination Event constitute a Series 2002-1 Pay Out Event under subsection 10(g) of the Supplement. In the event that a Termination Event described in clause (e) above shall have occurred, the Agent shall give notice thereof to the Administrative Agent, which shall, without further direction, deliver prompt notice to the Trustee and the Servicer that such Termination Event has occurred and directing that such Termination Event constitute a Series 2002-1 Pay Out Event under subsection 10(g) of the Supplement.

            SECTION 3. CONDITIONS PRECEDENT

            3.1 CONDITION TO INITIAL PURCHASE. As a condition precedent to the initial purchase by any Class B Purchasers of the Class B Certificates, (i) the Agent on behalf of the Class B Purchasers shall have received on the Closing Date the following items, each of which shall be in form and substance satisfactory to the Agent:

                        (a) the favorable written opinion of counsel for each of Prime II Receivables Corporation and FDSB addressed to the Agent and the Class B Purchasers and dated the Closing Date, covering general corporate matters and the due execution and delivery of, and the enforceability of, each of the Related Documents to which it is party and such other matters as the Agent may request;

                        (b) a copy of (i) the corporate charter of each of Prime II Receivables Corporation and FDSB, certified by the Secretary of State or other governmental authority of its jurisdiction of incorporation on or within thirty days of the Closing Date, and (ii) by-laws of, and an incumbency certificate with respect to its officers executing any of the Related Documents on the Closing Date on behalf of, each of Prime II Receivables Corporation and FDSB, certified by an authorized officer of each such entity, (iii) good standing certificates from the appropriate Governmental Authority as of a recent date with respect to each of Prime II Receivables Corporation and FDSB and (iv) resolutions of the Board of Director (or an authorized committee thereof) of each of Prime II Receivables Corporation and FDSB with respect to the Related Documents to which it is party, certified by an authorized officer of each such entity;

                        (c) the representations and warranties of the Transferor set forth or referred to in Section 4.1 hereof and the representations and warranties of FDSB set forth or referred to in Section 4.2 hereof shall be true and correct in all material respects on Closing Date as though made on and as of the Closing Date, and the Agent shall have received an Officer's Certificate of the Transferor and of FDSB, respectively, confirming the satisfaction of the condition set forth in this clause (c);

                        (d) customary sale/security interest, tax, bankruptcy and non-consolidation opinions, addressed to the Agent and the Class B Purchasers;

                        (e) a certificate of an authorized officer of FDSB with respect to the accuracy of data previously furnished to the Agent with respect to the Receivables in the Trust, in form and scope satisfactory to the Agent;

                        (f) an executed copy of this Agreement, the Pooling and Servicing Agreement, the Class B Fee Letter, the Receivables Purchase Agreement and the Supplement;

                        (g) evidence satisfactory to the Agent that the Class C Certificates having a Class C Initial Invested Amount at least equal to the Required Class C Invested Amount shall have been duly issued;

                        (h) evidence satisfactory to the Agent that the initial deposit (if any) in the Reserve Account required by Section 4.9(a) of the Pooling and Servicing Agreement shall have been made;

                        (i) evidence satisfactory to the Agent of the due execution and delivery of the Related Documents to which it is party by the Trustee;

                        (j) state and federal tax lien, judgment lien and Uniform Commercial Code lien searches against FDSB and the Transferor from Delaware, Ohio and any relevant local jurisdictions;

                        (k) time stamped receipt copies of proper financing statements and continuation statements, duly filed under the Uniform Commercial Code in all jurisdictions as may be necessary or desirable in order to perfect the ownership interests contemplated by the Pooling and Servicing Agreement; and

                        (l) all up front fees and expenses agreed and specified in the Class B Fee Letter shall have been paid by the Transferor on the Closing Date.

(ii) all representations and warranties of the Transferor and the Servicer contained herein shall be true and correct in all material respects on the Closing Date (and after giving effect to the transactions contemplated hereby) and no event which of itself or with the giving of notice or lapse of time, or both, would permit the furnishing of a Reserve Account Increase Notice has occurred and is continuing and the Agent shall have received an Officer's Certificate of each of the Transferor and the Servicer to such effect.

            3.2 CONDITION TO ADDITIONAL PURCHASES. The following shall be conditions precedent to each purchase by any Class B Purchasers of VFC Additional Class B Invested Amounts hereunder:

                        (a) the Transferor shall have timely delivered a notice of purchase pursuant to subsection 2.1(c) of this Agreement;

                        (b) no Termination Event shall have occurred;

                        (c) after giving effect to such purchase of VFC Additional Class B Invested Amount, the aggregate Class B Investor Principal Balance shall not exceed the aggregate Commitments of the Committed Class B Purchasers minus the aggregate Commitments of all Defaulting Purchasers;

                        (d) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, the most recent monthly statement required to be delivered under Section 5.2 of the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that if the Servicer has failed to deliver such monthly statement on the relevant Determination Date, until such failure constitutes a Pay Out Event the Servicer may deliver on the date of such purchase the Daily Report delivered to the Trustee under subsection 3.4(b) of the Pooling and Servicing Agreement for the Business Day immediately preceding the date of such purchase in lieu of such monthly statement;

                        (e) the conditions set forth in Section 6.15 of the Pooling and Servicing Agreement to the issuance of such VFC Additional Class B Invested Amount shall have been satisfied; and

                        (f) the representations and warranties of the Transferor contained in Section 4.1 and of FDSB contained in Section 4.2 shall be true and correct in all material respects on and as of the applicable Purchase Date, as though made on and as of such date, other than the representations and warranties of FDSB contained in the last sentence of subsection 4.2(f) or in subsection 4.2(h), which shall have been true and correct in all material respects when made and as of the Closing Date, and other than the representations and warranties of the Transferor and of FDSB set forth in subsection 4.1(l) and subsection 4.2(g), respectively, which shall have been true and correct on all material respects on or as of the respective dates specified therein.

            SECTION 4. REPRESENTATIONS AND WARRANTIES

            4.1 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor repeats and reaffirms to the Class B Purchasers and the Agent the representations and warranties of the Transferor set forth in Sections 2.3 and
2.4 of the Pooling and Servicing Agreement and represents and warrants that such representations and warranties are true and correct as of the date hereof. The Transferor further represents and warrants to, and agrees with, the Agent and each Class B Purchaser that, as of the date hereof:

                        (a) The Transferor has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and the Transferor is duly qualified to do business, is in good standing and holds all governmental licenses, authorizations, consents and approvals in each State of the United States where the nature of its business requires it to be so qualified.

                        (b) The Transferor has the full corporate power, authority and legal right to make, execute, deliver and perform the Related Documents to which it is party and all of the transactions contemplated thereby and to issue the Series 2002-1 Certificates from the

Trust and has taken all necessary corporate action to authorize the execution, delivery and performance of the Related Documents to which it is party and such issuance. This Agreement and each other Related Document to which the Transferor is a party has been duly executed and delivered by the Transferor. Each of the Related Documents to which it is party constitutes the legal, valid and binding agreement of the Transferor enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and except as such enforceability may be limited by general principles of equity, whether considered in a proceeding at law or in equity).

                        (c) The Transferor is not required to obtain the consent of any other party or any consent, license, approval or authorization of, or registration with, notice to or other action by any Governmental Authority in connection with the execution, delivery or performance of each of the Related Documents to which it is party that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                        (d) The execution, delivery and performance of the Related Documents to which it is party by the Transferor do not violate or conflict with any provision of any existing law or regulation applicable to the Transferor or any order or decree of any court to which the Transferor is subject or the Certificate of Incorporation or Bylaws of the Transferor, or any mortgage, security agreement, indenture, contract or other agreement to which the Transferor is a party or by which the Transferor or any significant portion of its properties is bound.

                        (e) There is no litigation, investigation or administrative proceeding before any court, tribunal, regulatory body or governmental body presently pending, or, to the knowledge of the Transferor, threatened, with respect to any of the Related Documents, the transactions contemplated thereby, or the issuance of the Series 2002-1 Certificates and there is no such litigation or proceeding against the Transferor or any significant portion of its properties which would, individually or in the aggregate, have a material adverse effect on the transactions contemplated by any of the Related Documents or the ability of the Transferor to perform its obligations thereunder.

                        (f) The Transferor is not insolvent or the subject of any voluntary or involuntary bankruptcy proceedings.

                        (g) No Pay Out Event, Servicer Default, Termination Event or event permitting the furnishing of a Reserve Account Increase Notice has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an event or default.

                        (h) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Trust nor the Transferor is required to be registered under the Investment Company Act of 1940, as amended.

                        (i) The Receivables conveyed by the Transferor to the Trust under the Pooling and Servicing Agreement are in an aggregate amount, determined as of November 4, 2002, of $650, 844,748.52. The Receivables Purchase Agreement is in full force and effect on the date hereof and no material default by any party exists thereunder.

                        (j) The Trust is duly created and existing under the laws of the State of New York. Simultaneous with the closing hereunder, all conditions to the issuance and sale of the Series 2002-1 Certificates set forth in the Pooling and Servicing Agreement have been satisfied and the Series 2002-1 Certificates have been duly issued by the Trust.

                        (k) Neither the Transferor nor any of its Affiliates has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or will be integrated with the sale of the any Series 2002-1 Certificates in a manner that would require the registration under the Act of the offering of the Series 2002-1 Certificates or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Series 2002-1 Certificates (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of
Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of each Class B Purchaser in its Investment Letter and of each purchaser of Class A Certificates and Class C Certificate in their respective investment letters, the offer and sale of the Series 2002-1 Certificates are transactions which are exempt from the registration requirements of the Act.

                        (l) All written factual information heretofore furnished by the Transferor or any of its Affiliates to, or for delivery to, the Agent for purposes of or in connection with this Agreement, each other Related Document or any transaction contemplated hereby or thereby, including, without limitation, information relating to the Accounts and Receivables and the Transferor's and FDSB's credit card businesses, was true and correct in all material respects on the date as of which such information was stated or certified and remains true and correct in all material respects (unless such information specifically relates to an earlier date in which case such information shall have been true and correct in all material respects on such earlier date).

            4.2 REPRESENTATIONS AND WARRANTIES OF FDSB. FDSB repeats and reaffirms to the Class B Purchasers and the Agent the representations and warranties of the Servicer set forth in Section 3.3 of the Pooling and Servicing Agreement and represents and warrants that such representations and warranties are true and correct as of the date hereof. FDSB further represents and warrants to, and agrees with, the Agent and each Class B Purchaser that, as of the date hereof:

                        (a) FDSB has been duly organized and is validly existing and in good standing as a federal thrift institution under the laws of the United States of America, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and FDSB is duly qualified to do business (or is exempt from such qualification), is in good standing and holds all governmental licenses, authorizations, consents and approvals in each State of the United States where the nature of its business requires it to be so qualified. FDSB is an insured depository institution under Section 4(a) of the Federal Deposit Insurance Act.

                        (b) FDSB has the full corporate power, authority and legal right to make, execute, deliver and perform the Related Documents to which it is party and all the transactions contemplated thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of the Related Documents to which it is party. This Agreement and each other Related Document to which FDSB is a party has been duly executed and delivered by FDSB. Each of the Related Documents to which it is party constitutes the legal, valid and binding agreement of FDSB enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity, whether considered in a proceeding at law or in equity).

                        (c) FDSB is not required to obtain the consent of any other party or any consent, license, approval or authorization of, or registration with, notice to or other action by any Governmental Authority in connection with the execution, delivery or performance of each of the Related Documents to which it is party that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date.

                        (d) The execution, delivery and performance of each of the Related Documents to which it is party by FDSB do not violate or conflict with any provision of any existing law or regulation applicable to FDSB or any order or decree of any court to which FDSB is subject or the Articles of Association or Bylaws of FDSB, or any mortgage, security agreement, indenture, contract or other agreement to which FDSB is a party or by which FDSB or any significant portion of FDSB's properties is bound.

                        (e) There is no litigation, investigation or administrative proceeding before any court, tribunal, regulatory body or governmental body presently pending, or, to the knowledge of FDSB, threatened, with respect to the Related Documents, the transactions contemplated thereby, or the issuance of the Series 2002-1 Certificates, and there is no such litigation or proceeding against FDSB or any significant portion of its properties which would, individually or in the aggregate, have a material adverse effect on the transactions contemplated by any of the Related Documents or the ability of FDSB, in its capacity as Servicer or otherwise, to perform its obligations thereunder.

                        (f) FDSB is not insolvent or the subject of any insolvency or liquidation proceeding. The financial statements of FDSB delivered to the Agent are complete and correct in all material respects and fairly present the financial condition of FDSB as of date of such statements and the results of operations of FDSB for the period then ended, all in accordance with regulatory accounting principles consistently applied. Since the date of the most recent audited financial statements of FDSB delivered to the Agent, there has not been any material adverse change in the condition (financial or otherwise) of FDSB.

                        (g) All written factual information heretofore furnished by FDSB or any of its Affiliates to, or for delivery to, the Agent for purposes of or in connection with this Agreement, each other Related Document or any transaction contemplated hereby or thereby including, without limitation, information relating to the Accounts and Receivables and the Transferor's and FDSB's VISA(R) credit card businesses, was true and correct in all material respects on the date as of which such information was stated or certified and remains true and correct in all material respects (unless such information specifically relates to an earlier date in which case such information shall have been true and correct in all material respects on such earlier date).

                        (h) There are no outstanding comments from the most recent report prepared by FDSB's (in its capacity as Servicer) independent public accountants in connection with its VISA(R) credit card receivables.

                        (i) No Pay Out Event, Servicer Default, Termination Event or event permitting the furnishing of a Reserve Account Increase Notice has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an event or default.

            4.3 REPRESENTATIONS AND WARRANTIES OF THE AGENT AND THE COMMITTED CLASS B PURCHASERS. Each of the Agent and the Committed Class B Purchasers represents and warrants to, and agrees with, the Transferor and the Servicer, that:

                        (a) It is duly authorized to enter into and perform this Agreement and to purchase its Commitment Percentage (if any) of the Class B Certificates, and has duly executed and delivered this Agreement; and the person signing this Agreement on behalf of such Committed Class B Purchaser has been duly authorized by such Committed Class B Purchaser to do so.

                        (b) This Agreement constitutes the legal, valid and binding obligation of such Committed Class B Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                        (c) No registration with or consent or approval of or other action by any state or local governmental authority or regulatory body having jurisdiction over such Committed Class B Purchaser is required in connection with the execution, delivery or performance by such Committed Class B Purchaser of this Agreement other than as may be required under the blue sky laws of any state.

            SECTION 5. COVENANTS

            5.1 COVENANTS OF THE TRANSFEROR AND FDSB. Each of the Transferor and FDSB (individually or, as set forth below, as the Servicer) covenants and agrees, so long as any amount of the Class B Investor Principal Balance shall remain outstanding or any monetary obligation arising hereunder shall remain unpaid, unless the Required Class B Owners and the Required Class B Purchasers shall otherwise consent in writing, that:

                        (a) each of the Transferor and the Servicer shall perform in all material respects each of the respective agreements, warranties and indemnities applicable to it and comply in all material respects with each of the respective terms and provisions applicable to it hereunder and under the other Related Documents to which it is party, which agreements are hereby incorporated by reference into this Agreement as if set forth herein in full; and each of the Transferor and the Servicer shall take all reasonable action to enforce the obligations of each of the other parties to such Related Documents which are contained therein;

                        (b) the Transferor and the Servicer shall furnish to the Agent (i) a copy of each opinion, certificate, report, statement, notice or other communication (other than investment instructions) relating to the Series 2002-1 Certificates which is furnished by or on behalf of either of them to Certificateholders, to any Rating Agency or to the Trustee and furnish to the Agent after receipt thereof, a copy of each notice, demand or other communication relating to the Series 2002-1 Certificates, this Agreement or the Pooling and Servicing Agreement received by the Transferor or the Servicer from the Trustee, any Rating Agency or 15% or more of the Series 2002-1 Certificateholders (to the extent such notice, demand or communication relates to the Accounts, the Receivables, any Servicer Default or any Pay Out Event); and (ii) such other information, documents records or reports respecting the Trust, the Receivables, the Transferor, FDSB or the Servicer as the Agent may from time to time reasonably request without unreasonable expense to the Transferor or the Servicer;

                        (c) the Servicer shall furnish to the Agent on or before the date such reports are due under the Pooling and Servicing Agreement copies of each of the reports and certificates required by subsection 3.4(b) and Sections 3.5 and 3.6 of the Pooling and Servicing Agreement;

                        (d) the Servicer shall promptly furnish to the Agent a copy, addressed to the Agent, of each opinion of counsel delivered to the Trustee pursuant to Section 13.2(d) of the Pooling and Servicing Agreement;

                        (e) FDSB shall furnish to the Agent (i) a copy of its annual Call Report promptly after it becomes available, (ii) an annual certificate dated within 90 days after the end each of its fiscal years stating its compliance (or failure to comply) with each minimum ratio of total capital and core capital to risk-weighted assets required by Governmental Authorities in accordance with the implementation of the Basle Accord;

                        (f) the Servicer shall furnish to the Agent a certificate concurrently with its delivery of its annual certificate pursuant to
Section 3.5 of the Pooling and Servicing Agreement stating that no Termination Event (other than a Termination Event described in clause (e) of subsection 2.8) or event or condition which with the passage of time or the giving of notice, or both, would constitute such a Termination Event or, if such Termination Event, event or condition has occurred, identifying the same in reasonable detail;

                        (g) Each of the Servicer and the Transferor will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the Uniform Commercial Code) or relocate its chief executive office or any office where records are kept unless it shall have: (i) given the Agent at least thirty (30) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation;

                        (h) the Transferor shall not exercise its right to accept optional reassignment of the Receivables or repurchase the Series 2002-1 Certificates pursuant to Sections 10.2 or 12.2 of the Pooling and Servicing Agreement or Section 3 of the Supplement, unless the Class B Purchasers have been paid, or will be paid upon such repurchase or in connection with such optional reassignment, the Class B Investor Principal Balance, all interest thereon and all other amounts owing hereunder in full;

                        (i) the Transferor and the Servicer shall at any time from time to time during regular business hours, on reasonable notice to the Transferor or the Servicer, as the case may be, permit the Agent, or its agents or representatives to:

                              (i) examine all books, records and documents
(including computer tapes and disks) in its possession or under its control relating to the Receivables, and

                              (ii) visit its offices and property for the
purpose of examining such materials described in clause (i) above.

The information obtained by the Agent or any Class B Purchaser pursuant to this subsection shall be held in confidence in accordance with Section 6.2 hereof;

                        (j) the Servicer shall furnish to the Agent, promptly after the occurrence of any Servicer Default, Termination Event, Pay Out Event or any event which would permit the furnishing of a Reserve Account Increase Notice, a certificate of an appropriate officer of the Servicer setting forth the circumstances of such Servicer Default, Pay Out Event, Termination Event or event and any action taken or proposed to be taken by the Servicer or the Transferor with respect thereto;

                        (k) the Transferor and the Servicer shall timely make all payments, deposits or transfers and give all instructions to transfer required by this Agreement and the Pooling and Servicing Agreement;

                        (l) the Transferor shall not terminate (except in accordance with the terms thereof), amend, waive or otherwise modify the Pooling and Servicing Agreement or the Supplement unless (i) such amendment, waiver or modification shall not, as evidenced by an Officer's Certificate of the Transferor delivered to the Agent, adversely affect in any material respect the interests of the Agent or the Class B Purchasers under this Agreement or the Pooling and Servicing Agreement, and will not result in a reduction or withdrawal of the then current rating by any Rating Agency of any commercial paper notes issued by any Structured Purchaser; (ii) all of the provisions of
Section 13.1 of the Pooling and Servicing Agreement have been complied with and
(iii) in the case of any amendment of the Supplement, any amendment to be effected pursuant to subsection 13.1(b) of the Pooling and Servicing Agreement or any amendment to the interest rate to be borne by the Class A Certificates or the Class C Certificates, the prior written consent thereto shall have been provided by the Required Class B Owners and the Required Class B Purchasers;

                        (m) the Transferor and the Servicer shall execute and deliver to the Agent all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Agent or the Trustee to enable the Trustee or the Agent to exercise and enforce their respective rights under this Agreement and the Pooling and Servicing Agreement and to realize thereon, and record and file and rerecord and refile all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or required by the Trustee or the Agent to validate, preserve, perfect and protect the position of the Trustee under the Pooling and Servicing Agreement;

                        (n) without the prior written consent of the Required Class B Owners and the Required Class B Purchasers, the Transferor will not appoint (or cause to be appointed) a successor Trustee;

                        (o) neither the Transferor nor the Servicer will consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, except (i) in accordance with Section 7.2 or 8.2 of the Pooling and Servicing Agreement, with respect to the Transferor or the Servicer, respectively, and (ii) so long as (A) the obligations of the Transferor or the Servicer, as the case may be, under this Agreement and any other document executed and delivered in connection herewith shall be expressly assumed in writing by the transferee, purchaser or successor corporation, (B) the Transferor or the Servicer, as the case may be, has delivered to the Agent an Officer's Certificate of the Transferor or the Servicer and an Opinion of Counsel addressed to the Agent and each Class B Purchaser meeting the requirements of subsection 7.2(a)(ii) or 8.2(ii) of the Pooling and Servicing Agreement, as appropriate, as provided in such agreement,
(C) the Transferor or the Servicer, as the case may be, has delivered to the Agent a copy of the notice to the Rating Agencies delivered pursuant to subsection 7.2(a)(iii) or 8.2(iii) of the Pooling and Servicing Agreement, and
(D) such consolidation, merger or transfer, in the reasonable judgment of the Transferor and the Servicer, will not have a material adverse effect on the interests of the Class B Purchasers hereunder or under the Pooling and Servicing Agreement;

                        (p) the Transferor shall not reduce or withdraw any Discount Percentage then in effect unless such reduction or withdrawal (i) would not in the reasonable belief of the Transferor cause a Pay Out Event with respect to the Series 2002-1 Certificates or an event which, with notice or lapse of time or both, would constitute such a Pay Out Event to occur or (ii) is consented to by the Required Class B Owners and the Required Class B Purchasers;

                        (q) the Transferor and FDSB will not make any material amendment, modification or change to, or provide any waiver under, the Receivables Purchase Agreement without the prior written consent of the Required Class B Owners and the Required Class B Purchasers;

                        (r) the Transferor will not incur, permit or suffer to exist any lien, charge or other adverse claim on the Minimum Transferor Amount in the Trust;

                        (s) the Transferor will not engage in any business other than the transactions contemplated by this Agreement and the Related Documents;

                        (t) the Transferor will not (i) incur any liabilities or indebtedness, other than pursuant to this Agreement and the Related Documents or reasonably related thereto, (ii) incur or permit or suffer to exist any lien, charge or encumbrance on any of its properties or assets, other than as provided for in the Pooling and Servicing Agreement, (iii) make any investments other than in Cash Equivalents or (iv) make any capital expenditures other than those reasonably required for its performance of its obligations hereunder and under the Related Documents; and

                        (u) the Transferor will not amend, modify or otherwise make any change to its Certificate of Incorporation if such amendment, modification or other change would have a material adverse effect on the interests of the Class B Purchasers, would affect any provisions thereof relating to the commencement of a voluntary bankruptcy proceeding or which is inconsistent with the assumptions set forth in the legal opinion of Jones, Day, Reavis & Pogue, counsel to FDSB and the Transferor, issued in connection with this Agreement and the transactions contemplated hereby and relating to the issues of substantive consolidation.

                        (v) The Transferor shall, without limiting the requirements of Section 5.1(m) hereof and Section 2.1 of the Pooling and Servicing Agreement, at its expense, preserve, continue, and maintain or cause to be preserved, continued, and maintained the Trust's valid and properly protected security interest in each Receivable transferred under the Pooling and Servicing Agreement, including, without limitation, filing or recording Uniform Commercial Code financing statements and continuation statements in each relevant jurisdiction.

            SECTION 6. MUTUAL COVENANTS REGARDING CONFIDENTIALITY

            6.1 COVENANTS OF TRANSFEROR, ETC. The Transferor and the Servicer shall hold in confidence, and not disclose to any Person, the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) with the consent of the Required Class B Purchasers and Agent, or (iii) to the extent the Transferor or the Servicer or any Affiliate of either of them should be required by any law or regulation applicable to it or requested by any Governmental Authority to disclose such information; PROVIDED, that, in the case of clause (iii), the Transferor or the Servicer, as the case may be, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Agent of its intention to make any such disclosure prior to making such disclosure.

            6.2 COVENANTS OF CLASS B PURCHASERS. The Agent and each Class B Purchaser covenants and agrees that any information obtained by the Agent or such Class B Purchaser pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Agent hereunder may in all cases be distributed by the Agent to the Class B Purchasers) except that the Agent or such Class B Purchaser may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Agent or such Class B Purchaser, (iii) to the extent such information was available to the Agent or such Class B Purchaser on a nonconfidential basis prior to its disclosure to the Agent or such Class B Purchaser hereunder,

(iv) with the consent of the Transferor, (v) to the extent permitted by Section 8.1, (vi) to the extent the Agent or such Class B Purchaser should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information or (vii) in the case of any Class B Purchaser that is a Structured Lender, to rating agencies, placement agents and providers of liquidity and credit support who agree to hold such information in confidence; PROVIDED, that, in the case of clause (vi) above, the Agent or such Class B Purchaser, as applicable, will use all reasonable efforts to maintain confidentiality and, in the case of clause
(vi)(A) above, will (unless otherwise prohibited by law) notify the Transferor of its intention to make any such disclosure prior to making any such disclosure. The parties hereto acknowledge that, notwithstanding the provisions set forth in this Section 6.2, any Structured Purchaser (and any liquidity provider to any Structured Purchaser which would be a prospective assignee) will not be obligated to obtain any consent hereunder, and no provision of this
Section 6.2 or of any other agreement executed or delivered in connection herewith or any confidentiality agreement signed by any person or entity will restrict the delivery of information received in connection herewith or with any agreement executed or delivered in connection herewith (or the disclosure of any terms or conditions contained in any such agreement) to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to such Structured Purchaser or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One, NA acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of the foregoing who need to know such information in connection herewith or any agreement executed or delivered in connection herewith, any liquidity arrangements in connection therewith, the transactions consummated in connection therewith, any transfer by such Structured Purchaser or the transfer of any of such Structured Purchaser's rights or interests thereunder.

            SECTION 7. THE AGENTS

            7.1 APPOINTMENT. (a) Each Class B Purchaser hereby irrevocably designates and appoints the Agent as the agent of such Class B Purchaser under this Agreement, and each such Class B Purchaser irrevocably authorizes the Agent, as the agent for such Class B Purchaser, to take such action on its behalf under the provisions of the Related Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Class B Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. In performing its functions and duties hereunder and under the other Related Documents, the Agent shall act solely as agent for the Class B Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Transferor or FDSB or any of the Transferor's or FDSB's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Related Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all amounts payable hereunder and under each Related Document. Each Class B Purchaser hereby authorizes the Agent to execute and deliver each of the Uniform Commercial

Code financing statements on behalf of such Class B Purchaser (the terms of which shall be binding on such Class B Purchaser).

                  (b) Each Class B Purchaser hereby irrevocably designates and appoints the Administrative Agent as the agent of such Class B Purchaser under the Pooling and Servicing Agreement, and each such Class B Purchaser irrevocably authorizes the Administrative Agent, as the agent for such Class B Purchaser, to take such action on its behalf under the provisions of the Pooling and Servicing Agreement and to exercise such powers thereunder as are expressly granted to the Administrative Agent by the terms of the Pooling and Servicing Agreement, subject to the terms and conditions of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the Pooling and Servicing Agreement, or any fiduciary relationship with any Class B Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. In performing its functions and duties hereunder and under the other Related Documents, the Administrative Agent shall act solely as agent for the Class B Purchasers and the Class B Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Transferor or FDSB or any of the Transferor's or FDSB's successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Related Document or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of all amounts payable hereunder and under each Related Document. Each Class B Purchaser and each Class B Purchaser hereby authorizes the Administrative Agent to execute and deliver each of the Uniform Commercial Code financing statements on behalf of such Class B Purchaser and Class B Purchaser (the terms of which shall be binding on such Class B Purchaser and Class B Purchaser).

            7.2 DELEGATION OF DUTIES. The Agent and the Administrative Agent may execute any of its duties under this Agreement or any of the other Related Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor the Administrative Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            7.3 EXCULPATORY PROVISIONS. Neither the Agent nor the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable to any of the Class B Purchasers for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any of the other Related Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Class B Purchasers for any recitals, statements, representations or warranties made by the Transferor, the Servicer or the Trustee or any officer thereof contained in this Agreement or any of the other Related Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or the Administrative Agent under or in connection with, this Agreement or any of the other Related Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Related Documents or for any failure of the Transferor, the Servicer or the Trustee to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Section 3 hereof, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Agent nor the Administrative Agent shall be under any obligation to any Class B Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any of the other Related Documents, or to inspect the properties, books or records of the Transferor, the Servicer, the Trustee or the Trust.

            7.4 RELIANCE BY AGENT. The Agent and the Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Transferor, the Agent or the Administrative Agent), independent accountants and other experts selected by the Agent or the Administrative Agent. The Agent and the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the other Related Documents unless it shall first receive such advice or concurrence of the Required Class B Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Class B Purchasers or of the Committed Class B Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent and the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the other Related Documents in accordance with a request of the Required Class B Owners and the Required Class B Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Class B Purchasers.

            7.5 NOTICES. The Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Pay Out Event or any Termination Event unless the Agent has received notice from the Transferor, the Servicer, the Trustee or any Class B Purchaser referring to this Agreement, describing such event. In the event that the Agent receives such a notice, the Agent promptly shall give notice thereof to the Class B Owners and the Required Class B Purchasers. The Agent shall take such action with respect to such event as shall be reasonably directed by the Required Class B Owners and the Required Class B Purchasers; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Class B Purchasers.

            7.6 NON-RELIANCE ON AGENT AND OTHER CLASS B PURCHASERS. Each Class B Purchaser expressly acknowledges that neither the Agent nor the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or the Administrative Agent hereafter taken, including any review of the affairs of the Transferor, the Servicer, the Trustee or the Trust shall be deemed to constitute any representation or warranty by the Agent or the Administrative Agent to any Class B Purchaser. Each Class B Purchaser represents to the Agent and the Administrative Agent that it has, independently and without reliance upon the Agent or any other Class B Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Trust, the Trustee, the Transferor and the Servicer and made its own decision to purchase its Class B Certificate hereunder and enter into this Agreement. Each Class B Purchaser also represents that it will, independently and without reliance upon the Agent or the Administrative Agent or any other Class B Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under this Agreement or any of the other Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Trust, the Trustee, the Transferor and the Servicer. Except for notices, reports and other documents received by the Agent under Section 5 hereof, the Agent shall not have any duty or responsibility to provide any Class B Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Trust, the Trustee, the Transferor or the Servicer which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            7.7 INDEMNIFICATION. The Committed Class B Purchasers agree to reimburse and indemnify the Agent and the Administrative Agent in its capacity as such (without limiting the obligation of the Transferor, the Trust or the Servicer to reimburse the Agent or the Administrative Agent for any such amounts), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the obligations under this Agreement, including the Class B Invested Amount) be imposed on, incurred by or asserted against the Agent or the Administrative Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent or the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Class B Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Agent or the Administrative Agent resulting from its own gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the obligations under this Agreement, including the Class B Invested Amount.

            7.8 AGENTS IN THEIR INDIVIDUAL CAPACITIES. The Agent, the Administrative Agent and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Trust, the Trustee, the Servicer and the Transferor as though the Agent and the Administrative Agent were not the agents hereunder. Each Class B Purchaser acknowledges that Bank One may act (i) as administrator and agent for one or more Structured Purchasers and in such capacity acts and may continue to act on behalf of each such Structured Purchaser in connection with its business and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any such Structured Purchaser is party and in various other capacities relating to the business of any such Structured Purchaser under various agreements. Bank One in its capacity as the Agent shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as the Agent or the Administrative Agent other than as expressly provided in this Agreement. Bank One may act as the Agent and the Administrative Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

            7.9 SUCCESSOR AGENT. (a) The Agent may resign as Agent upon ten days' notice to the Class B Purchasers, the Trustee, the Transferor and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this subsection 7.9(a). If the Agent shall resign as Agent under this Agreement, then the Required Class B Purchasers and the Required Class B Owners shall appoint from among the Committed Class B Purchasers a successor agent for the Class B Purchasers. The successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent's resignation as Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  (b) The Administrative Agent may resign as Administrative Agent upon ten days' notice to the Class B Purchasers, the Class A Purchasers (as defined in the Class A Certificate Purchase Agreement), the Trustee, the Transferor and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Administrative Agent pursuant to this subsection 7.9(b). If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Class B Purchasers and the Required Class B Owners shall appoint from among the Committed Class B Purchasers hereunder or under the Class B Certificate Purchase Agreement a successor Administrative Agent of the Class B Certificateholders and Class A Certificateholders as provided in the Supplement; PROVIDED that no such appointment shall be effective unless such successor is also appointed as successor Administrative Agent under the Class A Certificate Purchase Agreement. The successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            SECTION 8. SECURITIES LAWS; TRANSFERS; TAX TREATMENT

            8.1 TRANSFERS OF CLASS B CERTIFICATES. (a) Each Class B Owner agrees that the beneficial interest in the Class B Certificates purchased by it will be acquired for investment only and not with a view to any public distribution thereof, and that such Class B Owner will not offer to sell or otherwise dispose of any Class B Certificate acquired by it (or any interest therein) in violation of any of the registration requirements of the Act or any applicable state or other securities laws. Each Class B Owner acknowledges that it has no right to require the Transferor to register, under the Act or any other securities law, the Class B Certificates (or the beneficial interest therein) acquired by it pursuant to this Agreement or any Transfer Supplement. Each Class B Owner hereby confirms and agrees that in connection with any transfer or syndication by it of an interest in the Class B Certificates, such Class B Owner has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each initial Class B Owner agrees with the Transferor that it will execute and deliver to the Transferor, the Servicer and the Trustee on or before the Closing Date a letter in the form attached hereto as EXHIBIT A (an "INVESTMENT LETTER") with respect to the purchase by such Class B Owner of a beneficial interest in the Class B Certificates.

                        (b) Each initial purchaser of a Class B Certificate or any interest therein and any Assignee thereof or Participant therein shall certify to the Transferor, the Servicer and the Trustee that it is either (A)(i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof which, if such entity is a tax-exempt corporation, recognizes that payments with respect to the Class B Certificates may constitute unrelated business taxable income or (iii) a Person not described in clause (i) or (ii) whose income from the Class B Certificates is effectively connected with the conduct of a trade or business within the United States (within the meaning of the Code) and whose ownership of any interest in a Class B Certificate will not, under United States federal tax laws in effect at the time of the making of such certification, result in any withholding obligation with respect to any payments with respect to the Class B Certificates by any Person (other than withholding, if any, under Section 1446 of the Code) and who will furnish to the Agent, the Servicer and the Trustee, and to the Class B Owner making the Transfer, a properly executed U.S. Internal Revenue Service Form W-8ECI (and will agree (to the extent legally able) to provide a new Form W-8ECI upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws) or (B) an estate or trust the income of which is includible in gross income for United States federal income tax purposes.

                        (c) Any sale, transfer, assignment, participation, pledge, hypothecation or other disposition (a "TRANSFER") of a Class B Certificate or any interest therein may be made only in accordance with this
Section 8.1 and in accordance with and subject to the applicable limitations set forth in Section 6.18 of the Pooling and Servicing Agreement. Any Transfer of an interest in a Class B Certificate, a Commitment or any Noncommitted Purchaser Percentage, when combined with any substantially concurrent Transfers hereunder between the same parties and any substantially concurrent Transfer of an interest in a Class A Certificate or a Commitment or Noncommitted Purchaser Percentage (as such terms are defined for purposes of the Class A Certificate Purchase Agreement) between the same parties, shall be in respect of (i) in the case of a Committed Class B Purchaser, at least $5,000,000 in the aggregate, which may be composed of any one or more of (A) Class B Invested Amount, (B) to the extent in excess of the Class B Invested Amount subject to such Transfer, Commitment hereunder, (C) Class A Invested Amount, and (D) to the extent in excess of the Class A Invested

Amount subject to such concurrent Transfer, Commitment under the Class A Certificate Purchase Agreement, or (ii) in the case of a Noncommitted Class B Purchaser, at least $5,000,000 in the aggregate, which may be composed of any one or more of (A) Class B Invested Amount, (B) to the extent in excess of the Class B Invested Amount subject to such Transfer, the product of the Noncommitted Purchaser Percentage subject to such Transfer times the aggregate Commitments hereunder, (C) Class A Invested Amount and (D) to the extent in excess of the Class A Invested Amount subject to such concurrent Transfer, the product of the Noncommitted Purchaser Percentage under the Class A Certificate Purchase Agreement subject to such Transfer times the aggregate Commitments under the Class A Certificate Purchase Agreement. Any Transfer of an interest in a Class B Certificate otherwise permitted by this Section 8.1 will be permitted only if it consists of a pro rata percentage interest in all payments made with respect to the Class B Purchaser's beneficial interest in such Class B Certificate. No Class B Certificate or any interest therein may be Transferred by assignment or Participation to any Person (each, a "TRANSFEREE") unless prior to the transfer the Transferee shall have executed and delivered to the Agent and the Transferor an Investment Letter and, except for any Transfer to an Eligible Transferee, each of the Transferor and the Servicer shall have granted its prior consent thereto; PROVIDED that in the event of a Transfer from a Class B Purchaser to one of its Affiliates or to a Person which, prior to such Transfer, is a Class B Purchaser of all of its interest in the Class B Certificates the transferring Class B Purchaser shall provide the Transferor and the Servicer with five (5) Business Days prior written notice thereof and the prior consent of the Transferor and the Servicer shall not be required for such Transfer AND PROVIDED FURTHER that the consent of the Transferor and the Servicer shall not be required in connection with any transfer to a Support Bank or any liquidity provider.

            Each of the Transferor and the Servicer authorizes each Class B Purchaser to disclose to any Transferee and Support Bank and any prospective Transferee or Support Bank any and all financial information in the Class B Purchaser's possession concerning the Trust, the Transferor or the Servicer which has been delivered to the Agent or such Class B Purchaser by or on behalf of the Trust or the Transferor or the Servicer pursuant to this Agreement (including information obtained pursuant to rights of inspection granted hereunder) or the other Related Documents or which has been delivered to such Class B Purchaser by or on behalf of the Trust, the Transferor or the Servicer in connection with such Class B Purchaser's credit evaluation of the Trust, the Transferor or the Servicer prior to becoming a party to, or purchasing an interest in this Agreement or the Class B Certificates; PROVIDED that prior to any such disclosure, such Transferee or Support Bank or prospective Transferee or Support Bank shall have executed an agreement agreeing to be bound by the provisions of Section 6.2 hereof.

                        (d) Each Class B Purchaser may, in accordance with applicable law, at any time grant participations in all or part of its interest in its Commitment or in the Class B Certificates including the payments due to it under this Agreement and the Pooling and Servicing Agreement (each, a "PARTICIPATION") to any Person (each, a "PARTICIPANT"); PROVIDED, HOWEVER, that no Participation shall be granted to any Person unless and until the conditions to Transfer specified in this Agreement and the Pooling and Servicing Agreement, including in subsection 8.1(c) hereof and Section 6.18 of the Pooling and Servicing Agreement, shall have been satisfied and that such Participation consists of a pro rata percentage interest in all payments made with respect to such Class B Purchaser's beneficial interest (if any) in the Class B Certificates. In connection with any such Participation, the Agent shall maintain a register of each Participant and the amount of each Participation. Each Class B Purchaser hereby acknowledges and agrees that (A) any such Participation will not alter or affect such Class B Purchaser's direct obligations hereunder, and (B) neither the Trustee, the Transferor nor the Servicer shall have any obligation to have any communication or relationship with any Participant. Each Class B Purchaser and each Participant shall comply with the provisions of subsection 2.5(c). No Participant shall be entitled to Transfer all or any portion of its Participation, without the prior written consent of the Agent. The Transferor shall be obligated to indemnify a Participant for all amounts owing to it under Sections 2.4, 2.5 and 2.7 as if such Participant were a Class B Purchaser hereunder, but, in the case of Sections 2.4 and 2.5, only in an amount not in excess of the amounts which would have been owing thereunder had such Participation not been granted and, in the case of Section 2.5, provided that such Participant has complied with the provisions of subsection 2.5(c) as if it were a Class B Purchaser. Each Class B Purchaser shall give the Agent notice of the consummation of any sale by it of a Participation and the Agent (upon receipt of notice from the related Class B Purchaser) shall promptly notify the Transferor, the Servicer and the Trustee.

                        (e) Each Class B Purchaser may, with the consent of the Agent and in accordance with applicable law, sell or assign (each, an "ASSIGNMENT"), to any Person (each, an "ASSIGNEE") which is an Eligible Assignee (or is otherwise consented to in writing by the Transferor and the Servicer) all or any part of its interest in its Commitment or in the Class B Certificates and its rights and obligations under this Agreement and the Pooling and Servicing Agreement pursuant to an agreement substantially in the form attached hereto as EXHIBIT C hereto (a "TRANSFER SUPPLEMENT"), executed by such Assignee and the Class B Purchaser and delivered to the Agent for its acceptance and consent; PROVIDED, HOWEVER, that no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement and the Pooling and Servicing Agreement, including in subsection 8.1(c) hereof and Section 6.18 of the Pooling and Servicing Agreement, shall have been satisfied; and PROVIDED FURTHER, HOWEVER, that no such assignment or sale to an Assignee which would become a Committed Class B Purchaser shall be effective unless either (i) the commercial paper notes or the short-term obligations of such Assignee are rated at least A-1 by Standard & Poor's and P-1 by Moody's or (ii) such assignment or sale shall have been consented to by all Class B Purchasers. From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Class B Purchaser hereunder as set forth therein and (y) the transferor Class B Purchaser shall, to the extent provided in such Transfer Supplement, be released from its Commitment and other obligations under this Agreement; PROVIDED, HOWEVER, that after giving effect to each such Assignment, the obligations released by any such Class B Purchaser shall not exceed the obligations assumed by an Assignee or Assignees. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Percentage Interests, Noncommitted Purchaser Percentages or Commitment Percentages arising from the Assignment. Upon its receipt of a duly executed Transfer Supplement, the Agent shall on the effective date determined pursuant thereto give notice of such acceptance to the Transferor, the Servicer and the Trustee and the Servicer will provide notice thereof to each Rating Agency (if required).

      Upon surrender for registration of transfer of a Class B Purchaser's beneficial interest in the Class B Certificates (or portion thereof) and delivery to the Transferor and the Trustee of an Investment Letter, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Trustee of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement, such beneficial interest in the Class B Certificates (or portion thereof) shall be transferred in the records of the Trustee and the Agent and, if requested by the Assignee, new Class B Certificates shall be issued to the Assignee and, if applicable, the transferor Class B Purchaser in amounts reflecting such Transfer as provided in the Pooling and Servicing Agreement. Such Transfers of Class B Certificates (and interests therein) shall be subject to this Section 8.1 in lieu of any regulations which may be prescribed under
Section 6.3 of the Pooling and Servicing Agreement. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on the Certificate Register.

            (f) Each Class B Purchaser may pledge its interest in the Class B Certificates to any Federal Reserve Bank as collateral in accordance with applicable law.

            (g) Any Class B Purchaser shall have the option to change its Investing Office, PROVIDED that such Class B Purchaser shall have prior to such change in office complied with the provisions of subsection 2.5(c) and PROVIDED FURTHER that such Class B Purchaser shall not be entitled to any amounts otherwise payable under Section 2.4 or 2.5 resulting solely from such change in office unless such change in office was mandated by applicable law or by such Class B Purchaser's compliance with the provisions of this Agreement.

            (h) Each Affected Party which, on the date it became an Affected Party, was an Eligible Assignee or was consented to by the Transferor and the Servicer shall be entitled to receive additional payments pursuant to Sections 2.4, 2.5 and 2.7 hereof as though it were a Class B Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Class B Certificates; PROVIDED that such Affected Party shall not be entitled to additional payments pursuant to (i) Section 2.4 by reason of Regulatory Changes which occurred prior to the date it became an Affected Party or (ii) Section 2.5 attributable to its failure to satisfy the requirements of subsection 2.5(c) as if it were a Class B Purchaser.

            (i) If any increased amounts referred to in Sections 2.4 or 2.5 owing to any Affected Party are not eliminated or reduced by the designation of a different Investing Office or other actions taken pursuant to subsection 2.4(c) and payment thereof hereunder is not waived by such Affected Party within 45 days after the Transferor or the Servicer shall have given notice to such Affected Party, its related Class B Purchaser and the Agent of the intent of the Transferor to exercise its rights under this sentence, the Transferor shall have the right to replace such related Class B Purchaser hereunder with a Replacement Purchaser; PROVIDED, that (x) such related Class B Purchaser shall not be replaced hereunder until such related Class B Purchaser has been paid in full all amounts owed to it hereunder and with respect to its interest in the Class B Certificates and (y) if the related Class B Purchaser is the Agent or the Administrative Agent or, unless otherwise agreed by the Agent and the Administrative Agent, a Structured Purchaser sponsored or administered by the Administrative Agent or the Agent (in its individual capacity), a replacement Agent and Administrative Agent shall have been appointed in accordance with Section 7.9 and the Agent and the Administrative Agent to be replaced shall have been paid in full all amounts owed to it hereunder.

            (j) Each Affected Party claiming increased amounts described in Sections 2.4 or 2.5 shall furnish, through its related Structured Purchaser, to the Trustee, the Agent, the Servicer and the Transferor a certificate setting forth any action taken by such Affected Party to reduce or eliminate such increased amounts pursuant to subsection 2.4(c) and the basis and amount of each request by such Affected Party for any such amounts referred to in Sections 2.4 or 2.5, such certificate to be conclusive with respect to the factual information set forth therein absent manifest error.

            (k) In the event that a Committed Class B Purchaser was at any time a Defaulting Purchaser or is a Downgraded Purchaser, the Transferor shall have the right and to replace such Class B Purchaser hereunder with a Replacement Purchaser, and the Agent, acting at the request of the Required Class B Purchasers or the Required Class A Owners, shall have the right to replace such Committed Class B Purchaser with a Replacement Purchaser which is an Eligible Assignee or is otherwise reasonably acceptable to the Transferor, which Replacement Purchaser shall succeed to the rights of such Committed Class B Purchaser under this Agreement, and such Committed Class B Purchaser shall assign its beneficial interest in the Class B Certificates to such Replacement Purchaser in accordance with the provisions of this Section 8.1; PROVIDED, that
(A) such Committed Class B Purchaser shall not be replaced hereunder with a new investor until such Committed Class B Purchaser has been paid in full its Percentage Interest of the Class B Investor Principal Balance and all accrued and unpaid Yield (including any Liquidation Fee determined for the replacement date) thereon by such new investor and all other amounts (including all amounts owing under Sections 2.4 and 2.5) owed to it and to all Participants and Affected Parties with respect to such Class B Purchaser pursuant to this Agreement and (ii) if the Class B Purchaser to be replaced is the Agent or the Administrative Agent or, unless the Agent and the Administrative Agent otherwise agree, a Structured Purchaser sponsored or administered by the Administrative Agent or the Agent (in its individual capacity), a replacement Agent or Administrative Agent, as the case may be, shall have been appointed in accordance with Section 7.9 and the Agent or Administrative Agent, as the case may be, to be replaced shall have been paid all amounts owing to it as Agent or Administrative Agent, as the case may be, pursuant to this Agreement. For purposes of this subsection, a Committed Class B Purchaser shall be a "DOWNGRADED PURCHASER" if and so long as the credit rating assigned to its short-term obligations by Moody's or Standard & Poor's on the date on which it became a party to this Agreement shall have been reduced or withdrawn.

            (l) Notwithstanding any provision of this Section 8.1 or any other provision in this Agreement or any Related Document to the contrary other than the limitations set forth in Section 6.18 of the Pooling and Servicing Agreement, each of the parties hereto agrees and acknowledges that (i) no provision of this Agreement, the Pooling and Servicing Agreement or of any other Related Document shall limit in any manner the ability of any Structured Purchaser to sell, assign, pledge, dispose of or otherwise transfer the Class B Certificates or any interest therein under any Liquidity Agreement or to consummate a Liquidity Put and (ii) any sale, assignment, pledge, disposition or transfer by any Structured Purchaser under any Liquidity Agreement or any Liquidity Put shall not be subject to any of the requirements or limitations set forth in this Agreement, the Pooling and Servicing Agreement or any other Related Document that would be applicable to such sale, assignment, pledge, disposition or transfer or Liquidity Put but for this sentence.

      8.2 TAX CHARACTERIZATION OF THE CLASS B CERTIFICATES. It is the intention of the parties hereto that the Class B Certificates be treated for tax purposes as indebtedness. In the event that the Class B Certificates are not so treated, it is the intention of the parties that such Class B Certificates be treated as an interest in a partnership that owns the Receivables. In the event that the Class B Certificates are treated as an interest in a partnership, it is the intention of the parties that interest payable on such Class B Certificates be treated as guaranteed payment and, if for any reason it is not so treated, that the holders of such Class B Certificates be specially allocated gross interest income equal to the interest accrued during each applicable accrual period on such Class B Certificates.

      SECTION 9. MISCELLANEOUS

      9.1 AMENDMENTS AND WAIVERS. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 9.1. With the written consent of the Required Class B Owners and the Required Class B Purchasers, the Agent, the Transferor and the Servicer may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; PROVIDED, HOWEVER, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any Class B Certificate or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Class B Purchaser hereunder or under the Supplement, in each case without the consent of the Class B Purchaser affected thereby, (ii) amend, modify or waive any provision of this Section 9.1, or, if such amendment would have a material adverse effect on the Class B Purchasers, the definition of "Class B Invested Amount", or reduce the percentage specified in the definition of Required Class B Owners or Required Class B Purchasers, in each case without the written consent of all Class B Purchasers or (iii) amend, modify or waive any provision of Section 7 of this Agreement without the written consent of the Agent, the Administrative Agent, the Required Class B Owners and Required Class B Purchasers. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

      The Administrative Agent may cast any vote or give any direction under the Pooling and Servicing Agreement on behalf of the Class B Certificateholders if it has been directed to do so by (i) the Required Class B Owners, (ii) the Required Class B Purchasers, and (iii) by the Class A Purchasers (as defined in the Class A Certificate Purchase Agreement) required under the terms of Section
9.1 of the Class A Certificate Purchase Agreement.

      9.2 NOTICES. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answer back received, addressed as follows or, with respect to a Class B Purchaser, as set forth in its respective Joinder Supplement or Transfer Supplement, or to such other address as may be hereafter notified by the respective parties hereto:

      The Transferor:          Prime II Receivables Corporation
                               7 West Seventh Street
                               Cincinnati, Ohio 45202
                               Attention: President
                               Telephone: (513) 579-7580
                               Telefax: (513) 579-7393
      The Servicer:            FDS Bank
                               9111 Duke Boulevard
                               Mason, Ohio 45040
                               Attention: Chief Financial Officer
                               Telephone: (513) 573-2659
                               Telefax: (513) 573-2720

                               With a copy to:

                               Federated Department Stores, Inc.
                               7 West Seventh Street
                               Cincinnati, Ohio 45202
                               Attention: General Counsel
                               Telephone: (513) 579-7000
                               Telefax: (513) 579-7462

      The Trustee:             JPMorgan Chase Bank
                               4 New York Plaza, 6(th) Floor
                               New York, New York 10004-2413
                               Attention: Structured Finance Administration
                               Telephone: (212) 623-5430
                               Telefax: (212) 623-5933

      The Agent or the         Bank One, NA (Main Office Chicago)
      Administrative           1 Bank One Plaza, Suite IL1-0596, 1-21
      Agent:                   Chicago, Illinois 60670-0596
                               Attention: Asset-Backed Finance Division
                               Telephone: (312) 732-9747
                               Telefax: (312) 732-4487

      Jupiter:                 Jupiter Securitization Corporation
                               c/o Bank One, NA (Main Office Chicago), as Agent Asset Backed Finance
                               Suite IL 1-0079, 1-19
                               1 Bank One Plaza
                               Chicago, Illinois 60670-0079

      Moody's:                 Moody's Investors Service, Inc.
                               99 Church Street, 4th Floor
                               New York, New York 10007
                               Attention: ABS Monitoring Department
                               Telephone: (212) 553-3610
                               Telefax: (212) 553-4773
                                        (212) 553-7811

      Standard                 Standard & Poor's Ratings Services
      & Poor's:                55 Water Street, 40(th) Floor
                               New York, New York 10041
                               Attention: Structured Finance Surveillance Group
                               Telephone: (212) 438-6216
                               Telefax: (212) 438-2647

            (b) All payments to be made to the Agent or any Class B Purchaser hereunder shall be made in United States dollars and in immediately available funds not later than 1:30 p.m. Chicago time on the date payment is due, and, unless otherwise specifically provided herein, shall be made to the Agent, for the account of one or more of the Class B Purchasers or for its own account, as the case may be. Unless otherwise directed by the Agent, all payments to it shall be made by federal wire (ABA #071000013), to account number 48118, with telephone notice (including federal wire number) to (312) 732-2722.

      9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Class B Purchaser, any right, remedy, power or privilege hereunder or under any of the other Related Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any of the other Related Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Related Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Transferor, the Servicer, the Agent, the Administrative Agent, the Class B Purchasers, any Assignee and their respective successors and assigns, except that the Transferor and the Servicer may not assign or transfer any of their respective rights or obligations under this Agreement except as provided herein and in the Pooling and Servicing Agreement, without the prior written consent of the Required Class B Owners and the Required Class B Purchasers. Upon any assignment by any Structured Purchaser to any Support Bank, such Support Bank shall be deemed to be a "Class B Purchaser" party hereto and shall have all of the rights and obligations of a Class B Purchaser under this Agreement, the Class B Fee Letter and the Pooling and Servicing Agreement.

      9.5 SUCCESSORS TO SERVICER. (a) In the event that a transfer of servicing occurs under Article VIII or Article X of the Pooling and Servicing Agreement,
(i) from and after the effective date of such transfer, the Successor Servicer shall be the successor in all respects to the Servicer and shall be responsible for the performance of all functions to be performed by the Servicer from and after such date, except as provided in the Pooling and Servicing Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer, and (ii) as of the date of such transfer, the Successor Servicer shall be deemed to have made with respect to itself the representations and warranties made by the Servicer in Section 4.2 (in the case of subsection 4.2(a) with appropriate factual changes); PROVIDED, HOWEVER, that the references to the Servicer contained in Section 5.1 of this Agreement shall be deemed to refer to the Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the Servicer was Servicer under this Agreement and shall be deemed to refer to the Successor Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the Successor Servicer acts as Servicer under this Agreement; PROVIDED, HOWEVER, to the extent that an obligation to indemnify the Class B Purchasers under Section 2.7 arises as a result of any act or failure to act of any Successor Servicer in the performance of servicing obligations under the Pooling and Servicing Agreement or the Supplement, such indemnification obligation shall be of the Successor Servicer and not FDSB. Upon the transfer of servicing to a Successor Servicer, such Successor Servicer shall furnish to the Agent copies of its audited annual financial statements for each of the three preceding fiscal years or if the Trustee or any other banking institution becomes the Successor Servicer, such Successor Servicer shall provide, in lieu of the audited financial statements required in the immediately preceding clause, complete and correct copies of the publicly available portions of its Consolidated Reports of Condition and Income as submitted to the Federal Deposit Insurance Corporation for the two most recent year end periods.

      (b) In the event that any Person becomes the successor to the Transferor pursuant to Article VII of the Pooling and Servicing Agreement, from and after the effective date of such transfer, such successor to the Transferor shall be the successor in all respects to the Transferor and shall be responsible for the performance of all functions to be performed by the Transferor from and after such date, except as provided in the Pooling and Servicing Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Transferor by the terms and provisions hereof, and all references in this Agreement to the Transferor shall be deemed to refer to the successor to the Transferor; PROVIDED, HOWEVER, that the references to the Transferor contained in Sections 2.5, 2.7 and 5.1 of this Agreement shall be deemed to refer to Prime II Receivables Corporation with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that Prime II Receivables Corporation was Transferor under this Agreement and shall be deemed to refer to the successor to Prime II Receivables Corporation as Transferor with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the successor to Prime II Receivables Corporation acts as Transferor under this Agreement.

      9.6 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      9.7 SEVERABILITY. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

      9.8 INTEGRATION. This Agreement and the Class B Fee Letter represent the agreement of the Agent, the Administrative Agent, the Transferor, the Servicer and the Class B Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Class B Purchasers, the Agent or the Administrative Agent relative to subject matter hereof not expressly set forth or referred to herein or therein. FDSB shall retain a copy of each of the above-referenced agreements as part of its official records.

      9.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      9.10 TERMINATION. This Agreement shall remain in full force and effect until the earlier to occur of (a) payment in full of the Class B Repayment Amount and all other amounts payable to the Class B Purchasers, the Agent and the Administrative Agent hereunder and the termination of all Commitments and
(b) the Series 2002-1 Termination Date; PROVIDED, HOWEVER, that if the Class B Repayment Amount and all other amounts payable to the Class B Purchasers hereunder are paid in full and all Commitments have terminated prior to the Series 2002-1 Termination Date, the Agent shall notify the Trustee that thereafter all amounts otherwise payable to the Class B Purchasers hereunder shall be payable to the Transferor or any Person designated thereby; and PROVIDED, FURTHER, that the provisions of Sections 2.4, 2.5, 2.6, 2.7, 7.7 and
9.13 and subsections 9.12(a), 9.12(b) and 9.12(c) shall survive termination of this Agreement and amounts payable to the Class B Purchasers thereunder shall remain payable to the Class B Purchasers.

      9.11 ACTION BY SERVICER. Wherever the Trustee or the Trust is authorized or required to take an action or give a notice pursuant to this Agreement and if the Trustee fails timely to take such action or give such notice pursuant to this Agreement after being requested to do so by the Servicer, the Servicer shall take such action or give such notice on behalf of the Trustee or the Trust.

      9.12 LIMITED RECOURSE; NO PROCEEDINGS. (a) The obligations of the Transferor and the Servicer under this Agreement are several (except as specifically provided herein) and are solely the corporate obligations of the Transferor and the Servicer. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Transferor and the Servicer or any officer of any of them in connection therewith, against any stockholder, employee, officer, director or incorporator of the Transferor or the Servicer, and neither the Agent nor any Class B Purchaser shall look to any property or assets of the Transferor, other than to (a) amounts payable to the Transferor under the Receivables Purchase Agreement, any Supplement or the Pooling and Servicing Agreement and (b) any other assets of the Transferor not pledged to third parties or otherwise encumbered in any manner permitted by the Transferor's Certificate of Incorporation. Each Class B Purchaser and the Agent hereby agrees that to the extent such funds are insufficient or unavailable to pay any amounts owing to it by the Transferor pursuant to this Agreement, prior to the earlier of the Trust Termination Date or the commencement of a bankruptcy or insolvency proceeding by or against the Transferor, it shall not constitute a claim against the Transferor. Nothing in this paragraph shall limit or otherwise affect the liability of the Servicer with respect to any amounts owing by it hereunder or the right of the Agent or any Class B Purchaser to enforce such liability against the Servicer or any of its assets. The obligations of the Agent and the Administrative Agent under this Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by the Agent, the Administrative Agent or any Class B Purchaser or any officer thereof are solely the corporate obligations of the Agent, the Administrative Agent or such Class B Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Agent, the Administrative Agent or any Class B Purchaser or any officer thereof in connection therewith, against any stockholder, employee, officer, director or incorporator of the Agent, the Administrative Agent or such Class B Purchaser.

            (b) Each of the Transferor, the Servicer and the Trustee hereby agrees that it shall not institute or join against any Structured Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note, medium term note or other debt security issued by such Structured Lender is paid.

            (c) No claim may be made by the Transferor, the Servicer, the Trustee or any other Person against such Class B Purchaser, Administrative Agent or Agent or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Transferor, the Servicer and the Trustee hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      9.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Class B Certificates hereunder and the termination of this Agreement.

      9.14 SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE TRANSFEROR, THE ADMINISTRATIVE AGENT, THE SERVICER, THE TRUST, THE TRUSTEE, THE AGENT AND EACH CLASS B PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

      (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

      (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

      (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 9.2 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

      (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

      9.15 WAIVERS OF JURY TRIAL. THE TRANSFEROR, THE SERVICER, THE TRUST, THE TRUSTEE, THE AGENT AND THE CLASS B PURCHASERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

      9.16 EXCULPATION OF STRUCTURED PURCHASER, THE AGENT AND THE ADMINISTRATIVE AGENT. None of any Structured Purchaser, the Agent or the Administrative Agent undertakes or assumes any responsibility or duty to the Transferor, the Seller, the Trustee, any Indemnified Party or any other party to any document executed or delivered in connection herewith or any other Person to select, review, inspect, examine, supervise, pass judgment upon or inform the Transferor, the Seller, the Trustee, any Indemnified Party or any other party to any document executed or delivered in connection herewith or any other Person of (a) the existence, quality, adequacy or suitability of appraisals of any Receivables or related assets or (b) any other matters or items (including, but not limited to, the condition and credit quality of the Receivables or related assets and the validity or enforceability of any of the Receivables or related assets) that are contemplated in the Pooling and Servicing Agreement, herein, or in any document executed or delivered in connection herewith. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by the Agent, the Administrative Agent, and/or any Structured Purchaser, is solely for the purpose of protecting the Agent's, the Administrative Agent's, and such Structured Purchaser's rights hereunder and under the Pooling and Servicing Agreement, and shall not render the Agent, the Administrative Agent, and/or any Structured Purchaser liable to the Transferor, the Seller, the Trustee, any Indemnified Party or any other party to any document executed or delivered in connection herewith or any other Person for the existence, sufficiency, accuracy, completeness or legality thereof. Notwithstanding any provision to the contrary contained in this Agreement or any other document executed or delivered in connection herewith, each of the Transferor, the Seller, the Trustee, any Indemnified Party or any other party to any document executed or delivered in connection herewith or any other Person which is or becomes a party to this Agreement or any other document executed or delivered in connection herewith hereby acknowledges and agrees that no Structured Purchaser has any express or implied obligations, duties or liabilities (including, without limitation, the incurrence of any cost or expense or of any payment or other performance undertaking) arising under or in connection with this Agreement or any other document executed or delivered in connection herewith and shall not be liable or responsible to any Person to act or for the failure to act in connection with this Agreement or any other document executed or delivered in connection herewith (it being agreed that any Structured Purchaser's failure to take any action shall not result in liability to the Administrative Agent or the Agent). For the avoidance of doubt, each party hereto acknowledges and agrees to be bound by this Section.

      9.17 FURTHER ASSURANCES. (a) Each party hereto agrees, at the request of the Agent from time to time to enter into or to consent to, as applicable, any amendments or other modifications to this Agreement or the Related Documents, other than those requiring the consent of all Class B Purchasers as provided above in Section 9.1, and the Transferor agrees to cause its Certificate of Incorporation and Bylaws to be amended or otherwise modified, as shall reasonably be determined by the Agent to be required for any initial Class B Purchaser which is a Structured Purchaser to obtain or maintain an informal rating of the Class B Certificates which will permit such Structured Purchaser's commercial paper notes to maintain at least the rating from Standard & Poor's and Moody's as in effect immediately prior to such Structured Purchaser's becoming a Class B Purchaser after giving effect to its initial purchase of the Class B Certificates and to purchases from time to time by such Structured Purchaser of VFC Additional Class B Invested Amounts as contemplated by this Agreement, without giving effect to any increase in any letter of credit or other enhancement provided to such Structured Purchaser (other than liquidity support provided to such Structured Purchaser by Affected Parties).

            (b) FDSB agrees to do such further acts and things and to execute and deliver to each Class B Purchaser, the Agent or the Administrative Agent such additional assignments, agreements, powers and instruments as are required by such Class B Purchaser to carry into effect the purposes of this Agreement or to better assure and confirm unto Class B Purchaser, the Agent or the Administrative Agent its rights, powers and remedies hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Certificate Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                          PRIME II RECEIVABLES CORPORATION,
                                           as Transferor

                                          By:
                                               /s/ Susan P. Storer
                                               -------------------------
                                               Name: Susan P. Storer
                                               Title: President

                                          FDS BANK

                                          By:

                                               /s/ Susan R. Robinson
                                               -------------------------
                                               Name: Susan R. Robinson
                                               Title: Treasurer

Commitment  $22,222,222.00                BANK ONE, NA (MAIN OFFICE CHICAGO),
                                           as a Committed Class B Purchaser,
                                            as Agent and as Administrative Agent

Commitment                                By:
Expiration                                     /s/ William Hendricks
Date        November 5 , 2003                  -------------------------
                                               Name: William Hendricks
                                               Title: Director, Capital Markets

                                          JUPITER SECURITIZATION
                                            CORPORATION, as a Noncommitted
                                            Class B Purchaser

                                          By:
                                               /s/ William Hendricks
                                               ---------------------
                                               Name: William Hendricks
                                               Title: Authorized Signer

                                                                       EXHIBIT A

                            FORM OF INVESTMENT LETTER

                                     [Date]

Prime II Receivables Corporation
7 West Seventh Street
Cincinnati, Ohio  45202
Attention:  President

         Re       Prime Credit Card Master Trust II Class B
                  Variable Funding Certificates, Series 2002-1

Ladies and Gentlemen:

            This letter (the "Investment Letter") is delivered by the undersigned (the "Purchaser") pursuant to subsection 8.1(a) of the Class B Certificate Purchase Agreement dated as of November 6, 2002 (as in effect, the "Certificate Purchase Agreement"), among the Transferor, FDS Bank, as Servicer, the Class B Purchasers parties thereto and Bank One, NA (Main Office Chicago), as Agent and Administrative Agent. Capitalized terms used herein without definition shall have the meanings set forth in the Certificate Purchase Agreement. The Purchaser represents to and agrees with the Transferor as follows:

            (a) The Purchaser is authorized [to enter into the Certificate Purchase Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby] [to purchase a participation in obligations under the Certificate Purchase Agreement].

            (b) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Class B Certificates and is able to bear the economic risk of such investment. The Purchaser has been afforded the opportunity to ask such questions as it deems necessary to make an investment decision, and has received all information it has requested in connection with making such investment decision. The Purchaser has, independently and without reliance upon the Agent, the Administrative Agent or any other Class B Purchaser, and based on such documents and information as it has deemed appropriate, made is own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Trust, the Transferor and the Servicer and made its own decision to purchase its interest in the Class B Certificates, and will, independently and without reliance upon the Agent, the Administrative Agent or any other Class B Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under the Certificate Purchase Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Trust, the Transferor and the Servicer.

            (c) The Purchaser is an "accredited investor", as defined in Rule 501, promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or is a sophisticated institutional investor. The Purchaser understands that the offering and sale of the Class B Certificates has not been and will not be registered under the Securities Act and has not and will not be registered or qualified under any applicable "blue sky" law, and that the offering and sale of the Class B Certificate has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

            (d) The Purchaser is acquiring an interest in Class B Certificates without a view to any distribution, resale or other transfer thereof except, with respect to any Class B Purchaser Interest or any interest or participation therein, as contemplated in the following sentence. The Purchaser will not resell or otherwise transfer any interest or participation in the Class B Purchaser Interest, except in accordance with Sections 8.1 of the Certificate Purchase Agreement and (i) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities or "blue sky" laws; (ii) to the Transferor or any affiliate of the Transferor; or (iii) to a person who the Purchaser reasonably believes is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Securities Act) that is aware that the resale or other transfer is being made in reliance upon Rule 144A. In connection therewith, the Purchaser hereby agrees that it will not resell or otherwise transfer the Class B Certificates or any interest therein unless the purchaser thereof provides to the addressee hereof a letter substantially in the form hereof.

            [(e) The Purchaser hereby certifies to the Transferor, the Servicer and the Trustee that it has neither acquired nor will it sell, trade or transfer any interest in a Class B Certificate or cause an interest in a Class B Certificate to be marketed on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") and any proposed, temporary or final treasury regulation thereunder, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations. In addition, the Purchaser hereby certifies that it is not and, for so long as it holds any interest in a Class B Certificate will not become a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes. The Purchaser acknowledges that the opinion of counsel to the effect that the Trust will not be treated as a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the certifications described in this paragraph.][To be included only if required by Section 6.18 of the Pooling and Servicing Agreement.]

            [(e)][(f)] This Investment Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally and general principles of equity.

                                             Very truly yours,

                                             [NAME OF PURCHASER]

                                             By: ____________________________
                                                 Name: ______________________
                                                 Title:  _______________________

                                                                       EXHIBIT B

                           FORM OF JOINDER SUPPLEMENT

            JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of
Schedule I hereto, among Prime II Receivables Corporation (the "TRANSFEROR"), the Class B Purchaser set forth in Item 2 of Schedule I hereto (the "ADDITIONAL CLASS B PURCHASER"), and Bank One, NA (Main Office Chicago), as Agent for the Class B Purchasers under, and as defined in, the Certificate Purchase Agreement described below (in such capacity, the "AGENT").

                              W I T N E S S E T H:

            WHEREAS, this Supplement is being executed and delivered in accordance with subsection 2.2(d) of the Class B Certificate Purchase Agreement, dated as of November 6, 2002, among the Transferor, FDS Bank, as Servicer, the Class B Purchasers parties thereto, the Agent and Bank One, NA (Main Office Chicago), as Administrative Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "CERTIFICATE PURCHASE AGREEMENT"; unless otherwise defined herein, terms defined in the Certificate Purchase Agreement are used herein as therein defined); and

            WHEREAS, the Additional Class B Purchaser (if it is not already a Class B Purchaser party to the Certificate Purchase Agreement) wishes to become a Class B Purchaser party to the Certificate Purchase Agreement;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            (a) Upon receipt by the Agent of five counterparts of this Supplement, to each of which is attached a fully completed Schedule I and
Schedule II, each of which has been executed by the Additional Class B Purchaser, the Transferor and the Agent, the Agent will transmit to the Servicer, the Transferor, the Trustee, the Administrative Agent and the Additional Class B Purchaser a Joinder Effective Notice, substantially in the form of Schedule III to this Supplement (a "JOINDER EFFECTIVE NOTICE"). Such Joinder Effective Notice shall be executed by the Agent and shall set forth, INTER ALIA, the date on which the transfer effected by this Supplement shall become effective (the "JOINDER EFFECTIVE DATE"). From and after the Joinder Effective Date, the Additional Class B Purchaser shall be a Class B Purchaser party to the Certificate Purchase Agreement for all purposes thereof and shall be a Noncommitted Class B Purchaser or Committed Class B Purchaser, as the case may be, as set forth in Schedule II hereto, having an initial Noncommitted Purchaser Percentage or Committed Purchaser Percentage, as applicable, and a Commitment, if applicable, as set forth in such Schedule II.

            (b) Concurrently with the execution and delivery hereof, the Additional Class B Purchaser will deliver to the Transferor and the Trustee an executed Investment Letter in the form of Exhibit A to the Certificate Purchase Agreement.

            (c) Each of the parties to this Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement.

            (d) By executing and delivering this Supplement, the Additional Class B Purchaser confirms to and agrees with the Agent, the Administrative Agent and the Class B Purchasers as follows: (i) neither the Agent, the Administrative Agent nor any other Class B Purchaser makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Certificate Purchase Agreement (other then representations or warranties made by such respective parties) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Certificate Purchase Agreement or any other instrument or document furnished pursuant thereto, or with respect to the Trust, the financial condition of the Servicer, the Transferor or the Trustee, or the performance or observance by the Servicer, the Transferor or the Trustee of any of their respective obligations under the Certificate Purchase Agreement or the Pooling and Servicing Agreement or any other instrument or document furnished pursuant hereto; (ii) the Additional Class B Purchaser confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (iii) the Additional Class B Purchaser will, independently and without reliance upon the Agent, the Administrative Agent or any other Class B Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Certificate Purchase Agreement; (iv) each Purchasing Class B Purchaser appoints and authorizes the Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Certificate Purchase Agreement and the Supplement as are delegated to the Agent or the Administrative Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 7 of the Certificate Purchase Agreement; and (vi) the Additional Class B Purchaser agrees (for the benefit of the Agent, the Administrative Agent, the other Class B Purchasers, the Trustee, the Servicer and the Transferor) that it will perform in accordance with their terms all of the obligations which by the terms of the Certificate Purchase Agreement are required to be performed by it as a Class B Purchaser which is a Noncommitted Class B Purchaser or Committed Class B Purchaser, as the case may be, as specified in Schedule II hereto.

            (e) Schedule II hereto sets forth the Commitment and the Commitment Expiration Date, if applicable, and the initial Investing Office of the Additional Class B Purchaser, as well as administrative information with respect to the Additional Class B Purchaser.

            (f) This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                   SCHEDULE I TO
                                                              JOINDER SUPPLEMENT

                          COMPLETION OF INFORMATION AND

                        SIGNATURES FOR JOINDER SUPPLEMENT

      Re: Class B Certificate Purchase Agreement, dated as of November 6, 2002, among Prime II Receivables Corporation, as Transferor, FDS Bank, as Servicer, the Class B Purchasers party thereto and Bank One, NA, as Agent and as Administrative Agent.

Item 1:     Date of Joinder Supplement:

Item 2:     Additional Class B Purchaser:

Item 3:     Signatures of Parties to Agreement:


                                           _______________________________,
                                           as Additional Class B Purchaser

                                           By:   ________________________
                                                 Name:
                                                 Title:

                                           [By:  ________________________
                                                 Name:
                                                 Title:]

                                           PRIME II RECEIVABLES CORPORATION,
                                           as Transferor

                                           By:   ________________________
                                                 Name:
                                                 Title:

                                           BANK ONE, NA (MAIN OFFICE CHICAGO),
                                           as Agent

                                           By:   ________________________
                                                 Name:
                                                 Title:

ACCEPTED BY:

BANK ONE, NA (MAIN OFFICE
CHICAGO),
as Administrative Agent

By:   _____________________
      Name:
      Title:

FDS BANK, as Servicer

By:   _____________________
      Name:
      Title:

                                                                  SCHEDULE II TO
                                                              JOINDER SUPPLEMENT

                      LIST OF INVESTING OFFICES, ADDRESSES
                           FOR NOTICES AND COMMITMENT

[Additional Class B Purchaser]

                  Noncommitted Class B Purchaser:    Yes/No
                                                     _______


                  Initial Noncommitted Purchaser Percentage:  _______%
                           (if applicable)

                  Committed Class B Purchaser:       Yes/No
                                                     _______

                  Initial Committed Purchaser Percentage:  _______%
                           (if applicable)

                  Commitment:                        $___________

                  Commitment Expiration Date:        ____________

Address for Notices:
______________________


Investing Office:
______________________

                                                                 SCHEDULE III TO
                                                              JOINDER SUPPLEMENT

                                     FORM OF
                            JOINDER EFFECTIVE NOTICE

To:  [Name and address of
     Transferor, Servicer, Trustee, Administrative
     Agent and Additional Class B Purchaser]

            The undersigned, as Agent under the Class B Certificate Purchase Agreement, dated as of November 6, 2002, among Prime II Receivables Corporation, as Transferor, FDS Bank, as Servicer, the Class B Purchasers parties thereto and Bank One, NA (Main Office Chicago), as Agent for the Class B Purchasers and as Administrative Agent thereunder, acknowledges receipt of five executed counterparts of a completed Joinder Supplement. [Note: attach copies of Schedules I and II from such Agreement.] Terms defined in such Supplement are used herein as therein defined.

            Pursuant to such Supplement, you are advised that the Joinder Effective Date will be _____________, 20__.

                                                Very truly yours,

                                                BANK ONE, NA
                                                (MAIN OFFICE CHICAGO), as Agent

                                                By:  ________________________
                                                     Name:
                                                     Title:

                                                                       EXHIBIT C

                           FORM OF TRANSFER SUPPLEMENT

            TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of
Schedule I hereto, among the Transferor Class B Purchaser set forth in Item 2 of
Schedule I hereto (the "TRANSFEROR CLASS B PURCHASER"), the Purchasing Class B Purchaser set forth in Item 3 of Schedule I hereto (the "PURCHASING CLASS B PURCHASER"), and Bank One, NA (Main Office Chicago), as Agent for the Class B Purchasers under, and as defined in, the Certificate Purchase Agreement described below (in such capacity, the "AGENT").

                              W I T N E S S E T H:

            WHEREAS, this Supplement is being executed and delivered in accordance with subsection 8.1(e) of the Class B Certificate Purchase Agreement, dated as of November 6, 2002, among Prime II Receivables Corporation, as Transferor, FDS Bank, as Servicer, the Class B Purchasers parties thereto, the Agent and Bank One, NA (Main Office Chicago), as Administrative Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "CERTIFICATE PURCHASE AGREEMENT"; unless otherwise defined herein, terms defined in the Certificate Purchase Agreement are used herein as therein defined);

            WHEREAS, the Purchasing Class B Purchaser (if it is not already a Class B Purchaser party to the Certificate Purchase Agreement) wishes to become a Class B Purchaser party to the Certificate Purchase Agreement and the Purchasing Class B Purchaser wishes to acquire and assume from the Transferor Class B Purchaser, certain of the rights, obligations and commitments under the Certificate Purchase Agreement; and

            WHEREAS, the Transferor Class B Purchaser wishes to sell and assign to the Purchasing Class B Purchaser, certain of its rights, obligations and commitments under the Certificate Purchase Agreement.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            (a) Upon receipt by the Agent of five counterparts of this Supplement, to each of which is attached a fully completed Schedule I and
Schedule II, each of which has been executed by the Transferor Class B Purchaser, the Purchasing Class B Purchaser and the Agent, the Agent will transmit to the Servicer, the Transferor, the Trustee, the Transferor Class B Purchaser and the Purchasing Class B Purchaser a Transfer Effective Notice, substantially in the form of Schedule III to this Supplement (a "TRANSFER EFFECTIVE NOTICE"). Such Transfer Effective Notice shall be executed by the Agent and shall set forth, inter alia, the date on which the transfer effected by this Supplement shall become effective (the "TRANSFER EFFECTIVE DATE"). Subject to the prior written consent, if applicable, of the Transferor and the Servicer to such transfer in the form of Schedule IV to this Supplement, from and after the Transfer Effective Date the Purchasing Class B Purchaser shall be a Class B Purchaser party to the Certificate Purchase Agreement for all purposes thereof as a Noncommitted Class B Purchaser or Committed Class B Purchaser, as specified on Schedule II to this Supplement.

            (b) At or before 12:00 Noon, local time of the Transferor Class B Purchaser, on the Transfer Effective Date, the Purchasing Class B Purchaser shall pay to the Transferor Class B Purchaser, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Class B Purchaser and such Purchasing Class B Purchaser (the "PURCHASE PRICE"), of the portion set forth on Schedule II hereto being purchased by such Purchasing Class B Purchaser of the outstanding Class B Invested Amount under the Class B Variable Funding Certificate owned by the Transferor Class B Purchaser (such Purchasing Class B Purchaser's "PURCHASE PERCENTAGE") and other amounts owing to the Transferor Class B Purchaser under the Certificate Purchase Agreement or otherwise in respect of the Class B Variable Funding Certificates. Effective upon receipt by the Transferor Class B Purchaser of the Purchase Price from the Purchasing Class B Purchaser, the Transferor Class B Purchaser hereby irrevocably sells, assigns and transfers to the Purchasing Class B Purchaser, without recourse, representation or warranty, and the Purchasing Class B Purchaser hereby irrevocably purchases, takes and assumes from the Transferor Class B Purchaser, the Purchasing Class B Purchaser's Purchase Percentage of (i) the presently outstanding Class B Invested Amount under the Class B Variable Funding Certificates owned by the Transferor Class B Purchaser and other amounts owing to the Transferor Class B Purchaser in respect of the Class B Variable Funding Certificates, together with all instruments, documents and collateral security pertaining thereto, and (ii) the Purchasing Purchaser's Purchase Percentage of (A) if the Transferor Class B Purchaser is a Noncommitted Class B Purchaser, the Noncommitted Purchaser Percentage of the Transferor Class B Purchaser and the other rights and duties of the Transferor Class B Purchaser under the Certificate Purchase Agreement, or (B) if the Transferor Class B Purchaser is a Committed Class B Purchaser, the Committed Purchaser Percentage and the Commitment of the Transferor Class B Purchaser and other rights, duties and obligations of the Transferor Class B Purchaser under the Certificate Purchase Agreement. This Supplement is intended by the parties hereto to effect a purchase by the Purchasing Class B Purchaser and sale by the Transferor Class B Purchaser of interests in the Class B Variable Funding Certificates, and it is not to be construed as a loan or a commitment to make a loan by the Purchasing Class B Purchaser to the Transferor Class B Purchaser. The Transferor Class B Purchaser hereby confirms that the amount of the Class B Invested Amount is $______________ and its Percentage Interest thereof is ___%, which equals $____________ as of _______ , 20__. Upon and after the Transfer Effective Date (until further modified in accordance with the Certificate Purchase Agreement), the Noncommitted Purchaser Percentage or Committed Purchaser Percentage, as applicable of the Transferor Class B Purchaser and the Purchasing Class B Purchaser and the Commitment, if any, of the Transferor Class B Purchaser and the Purchasing Class B Purchaser shall be as set forth in Schedule II to this Supplement.

            (c) The Transferor Class B Purchaser has made arrangements with the Purchasing Class B Purchaser with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Class B Purchaser to the Purchasing Class B Purchaser of any fees heretofore received by the Transferor Class B Purchaser pursuant to the Certificate Purchase Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by the Purchasing Class B Purchaser to the Transferor Class B Purchaser of fees or interest received by the Purchasing Class B Purchaser pursuant to the Certificate Purchase Agreement or otherwise in respect of the Class B Variable Funding Certificates from and after the Transfer Effective Date.

            (d) (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Class B Purchaser in respect of the Class B Variable Funding Certificates shall, instead, be payable to or for the account of the Transferor Class B Purchaser and the Purchasing Class B Purchaser, as the case may be, in accordance with their respective interests as reflected in this Supplement.

                (ii) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Class B Purchaser from and after the Transfer Effective Date pursuant to the Certificate Purchase Agreement or in respect of the Class B Variable Funding Certificates shall, instead, accrue for the account of, and be payable to or for the account of, the Transferor Class B Purchaser and the Purchasing Class B Purchaser, as the case may be, in accordance with their respective interests as reflected in this Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by the Purchasing Class B Purchaser, the Transferor Class B Purchaser and the Purchasing Class B Purchaser will make appropriate arrangements for payment by the Transferor Class B Purchaser to the Purchasing Class B Purchaser of such amount upon receipt thereof from the Agent.

            (e) Concurrently with the execution and delivery hereof, the Purchasing Class B Purchaser will deliver to the Transferor and the Trustee an executed Investment Letter in the form of Exhibit A to the Certificate Purchase Agreement.

            (f) Each of the parties to this Supplement agrees and acknowledges that (i) at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement, and (ii) the Agent shall apply each payment made to it under the Certificate Purchase Agreement, whether in its individual capacity or as Agent, in accordance with the provisions of the Certificate Purchase Agreement, as appropriate.

            (g) By executing and delivering this Supplement, the Transferor Class B Purchaser and the Purchasing Class B Purchaser confirm to and agree with each other, the Administrative Agent and the Agent and the Class B Purchasers as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Class B Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Certificate Purchase Agreement or the Pooling and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Certificate Purchase Agreement or any other instrument or document furnished pursuant thereto; (ii) the Transferor Class B Purchaser makes no representation or warranty and assumes no responsibility with respect to the Trust, the financial condition of the Servicer, the Transferor or the Trustee, or the performance or observance by the Servicer, the Transferor or the Trustee of any of their respective obligations under the Certificate Purchase Agreement, the Pooling and Servicing Agreement or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Class B Purchaser confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (iv) each Purchasing Class B Purchaser will, independently and without reliance upon the Agent, the Transferor Class B Purchaser or any other Class B Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Certificate Purchase Agreement or the Pooling and Servicing Agreement; (v) each Purchasing Class B Purchaser appoints and authorizes the Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Certificate Purchase Agreement and the Pooling and Servicing Agreement as are delegated to the Agent or the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 7 of the Certificate Purchase Agreement; and (vi) each Purchasing Class B Purchaser agrees (for the benefit of the Transferor Class B Purchaser, the Agent, the Administrative Agent, the Class B Purchasers, the Trustee, the Servicer and the Transferor) that it will perform in accordance with their terms all of the obligations which by the terms of the Certificate Purchase Agreement are required to be performed by it as a Class B Purchaser.

            (h) Schedule II hereto sets forth the revised Noncommitted Purchaser Percentage or the revised Committed Purchaser Percentage and Commitment of the Transferor Class B Purchaser, as applicable, the Noncommitted Purchaser Percentage or the Committed Purchaser Percentage, Commitment and Commitment Expiration Date of the Purchasing Class B Purchaser, as applicable, and the initial Investing Office of the Purchasing Class B Purchaser, as well as administrative information with respect to the Purchasing Class B Purchaser.

            (i) This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                   SCHEDULE I TO
                                                             TRANSFER SUPPLEMENT

                          COMPLETION OF INFORMATION AND
                       SIGNATURES FOR TRANSFER SUPPLEMENT

      Re: Class B Certificate Purchase Agreement, dated as of November 6, 2002, among Prime II Receivables Corporation, as Transferor, FDS Bank, as Servicer, the Class B Purchasers party thereto and Bank One, NA (Main Office Chicago), as Agent and as Administrative Agent.

Item 1:     Date of Transfer Supplement:

Item 2:     Transferor Class B Purchaser:

Item 3:     Purchasing Class B Purchaser:

Item 4:     Signatures of Parties to Agreement:

                                                 _______________________________
                                                 as Transferor Class B Purchaser

                                                 By:      ______________________
                                                          Name:
                                                          Title:

                                                 By:      ______________________
                                                          Name:
                                                          Title:


                                                 as Purchasing Class B Purchaser

                                                 By:      ______________________
                                                          Name:
                                                          Title:

                                                 By:      ______________________
                                                          Name:
                                                          Title:
ACCEPTED BY:

BANK ONE, NA (MAIN OFFICE
CHICAGO), as Agent

By:   _____________________
      Name:
      Title:

                                                                  SCHEDULE II TO
                                                             TRANSFER SUPPLEMENT

                      LIST OF INVESTING OFFICES, ADDRESSES
                         FOR NOTICES, ASSIGNED INTEREST,
                     PURCHASE PERCENTAGE AND PURCHASE PRICE

[Transferor Class B Purchaser]

A.       Noncommitted Class B Purchaser:    Yes/No
                                            _______

         If applicable:

                  Noncommitted Purchaser Percentage:
                  Transferor Class B Purchaser
                  Noncommitted Purchaser Percentage

                  Prior to Sale:                                       _____%

                  Noncommitted Purchaser Percentage Sold:              _____%

                  Noncommitted Purchaser Percentage Retained:          _____%

B.       Committed Class B Purchaser:       Yes/No
                                            _______

         If applicable:

                  Committed Purchaser Percentage:
                  Transferor Class B Purchaser
                  Committed Purchaser Percentage

                  Prior to Sale:                                       _____%

                  Committed Purchaser Percentage Sold:                 _____%

                  Committed Purchaser Percentage Retained:             _____%

                  Commitment:
                  Transferor Class B Purchaser Commitment

                  Prior to Sale:                                       $________

                  Commitment Sold:                                     $________

                  Commitment Retained:  $________

C.       Class B Invested Amount:
                  Transferor Class B Purchaser
                  Class B Invested Amount Prior to Sale:               $________

                  Class B Invested Amount Sold:                        $________

                  Class B Invested Amount Retained:                    $________

D.       Purchase Percentage:                                          --------%
[Purchasing Class B Purchaser]                                         ________

         A.       Noncommitted Class B Purchaser:             Yes/No
                                                              _______

If applicable:

                  Initial Noncommitted Purchaser Percentage:           _____%

         B.       Committed Class B Purchaser:                Yes/No
                                                              _______

         If applicable:

                  Committed Purchaser Percentage:                      _____%

                  Commitment:                                          $________

                  Commitment Expiration Date:                          _________

         C.       Class B Invested Amount Owned Immediately

                  After Sale:                                          $________



Address for Notices:
______________________

Investing Office:
______________________

                                                                 SCHEDULE III TO
                                                             TRANSFER SUPPLEMENT

                                     Form of
                            TRANSFER EFFECTIVE NOTICE

To:      [Name and address of
         Transferor, Servicer, Trustee, the Transferor Class B
         Purchaser and the Purchasing Class B Purchaser]

            The undersigned, as Agent under the Class B Certificate Purchase Agreement, dated as of November 6, 2002, among Prime II Receivables Corporation, as Transferor, FDS Bank, as Servicer, the Class B Purchasers parties thereto and Bank One, NA (Main Office Chicago), as Agent for the Class B Purchasers and as Administrative Agent thereunder, acknowledges receipt of five executed counterparts of a completed Transfer Supplement. [Note: attach copies of Schedules I and II from such Agreement.] Terms defined in such Supplement are used herein as therein defined.

            Pursuant to such Supplement, you are advised that the Transfer Effective Date will be _____________, 20__.

                                                 Very truly yours,

                                                 BANK ONE, NA
                                                 (MAIN OFFICE CHICAGO),
                                                 as Agent

                                                 By:    ________________________
                                                        Name:
                                                        Title:

                                                                  SCHEDULE IV TO
                                                             TRANSFER SUPPLEMENT

                                     Form of
                              CONSENT OF TRANSFEROR

            To:      JPMorgan Chase Bank, as Trustee
                     Bank One, NA (Main Office Chicago), as Agent

            The undersigned hereby consents to the transfer, as of the Transfer Effective Date, of a [Noncommitted Purchaser Percentage/Committed Purchaser Percentage] equal to ____% [representing a Commitment in the amount of $__________] and a Class B Invested Amount under the Prime Credit Card Master Trust II Class B Variable Funding Certificates, Series 2002-1, in the amount of $_________, by _______________ to _______________, pursuant to the Class B
Certificate Purchase Agreement, dated as of November 6, 2002, among Prime II Receivables Corporation, FDS Bank, as Servicer, the Class B Purchasers parties thereto and Bank One, NA (Main Office Chicago), as Agent and as Administrative Agent.

                                                Very truly yours,

                                                PRIME II RECEIVABLES
                                                CORPORATION, as Transferor

                                                By:  __________________________
                                                     Name:
                                                     Title:
                                                FDS BANK, as Servicer

                                                By:  __________________________
                                                     Name:
                                                     Title:
Dated:___________________________
cc:  Purchasing Class B Purchaser